Exhibit 10.12


                            LEASE AMENDING AGREEMENT

      THIS AGREEMENT is dated the 16th day of November, 1999.

B E T W E E N:

                  OMERS REALTY CORPORATION

                  (the "Landlord")

                                          OF THE FIRST PART;

                  - and -


                  964886 ONTARIO INC. (carrying on business as
                  Kroll Lindquist Avey)

                  (the "Tenant")

                                          OF THE SECOND PART;

                  -and-


                  KROLL-O'GARA COMPANY

                  (the "Indemnifier")

                                          OF THE THIRD PART.

WHEREAS:

A. By a lease dated February 1, 1992 (the "Lease"), Twigg Yonge Adelaide Limited, the predecessor to the Landlord, leased to the Tenant certain premises (the "Premises"), having a Gross Rentable Area of approximately 16,783 square feet as shown hatched on the floor plan attached hereto as Schedule "A", located on the 30th floor of the building (the "Building") known municipally as 1 Adelaide Street East, in the City of Toronto, Province of Ontario, in the development (the "Development") known as One Financial Place, for and during a term (the "Term"), commencing on April 1, 1992 and expiring on March 31, 2002.

B. Robert Lindquist, Tedd Avey, Robert MacDonald, Ted Baskerville, Brian Crockatt, Ross Hamilton, Rod Stamler and Jim Szarka, the original indemnifiers under the Lease, were succeeded by the Indemnifier pursuant to an agreement between the parties (the "Lease Amending Agreement").

C. The Lease and the Lease Amending Agreement shall be collectively herein referred to as the "Lease", unless expressly provided to the contrary in this Agreement.

D. The parties have agreed to: (i) extend the Term of the Lease for an additional period of 10 years so that it shall expire on March 31, 2012; and
(ii) expand the Premises as of March 1, 2000 (the "Effective Date") by adding to them a Gross Rentable Area of approximately 3,491 square feet on the 30th floor of the Building (the "Addition") in the approximate location as shown cross-hatched on the floor plan attached hereto as Schedule "A";

E. The parties have agreed to amend the Lease as of the Effective Date to reflect the foregoing.

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) now paid by each party to the other (the receipt and sufficiency of which are hereby acknowledge), and other mutual covenants and agreements, the parties do hereby agree as follows:

1. The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. The Term of the Lease is hereby extended for a period of 10 years commencing April 1, 2002 and expiring on March 31, 2012 (the "Extended Term"), in accordance with the terms and conditions of the Lease except as otherwise expressly modified by this Agreement.

3. The Landlord demises and leases the Addition to the Tenant and the Tenant leases the Addition from the Landlord as of the Effective Date so that the combined Gross Rentable Area of the Premises and the Addition shall consist of approximately 20,274 square feet as of the Effective Date for and during the remaining balance of the initial Term and throughout the currency of the Extended Term upon the same terms and conditions as are contained in the Lease except as otherwise expressly modified in this Agreement.

4. The Tenant acknowledges and agrees that it is accepting possession of the Addition in an "as is" condition as of the Effective Date and that the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Addition or the Premises except as set out under Paragraph 5 below (the "Landlord's Work"). All renovations, alterations or improvements in or to the Addition or the Premises in excess of the Landlord's Work are the sole responsibility of the Tenant and shall be undertaken or completed at the Tenant's expense and strictly in accordance with the provisions of the Lease and the leasehold design criteria manual to be provided to the Tenant by the Landlord, however, if the parties determine that the Landlord is to perform the Tenant's Work on behalf of the Tenant, the leasehold design criteria manual may not be delivered to the Tenant.

5. Prior to the Tenant's occupancy of the Addition, the Landlord and the Tenant, both acting reasonably, shall mutually agree, in writing, to the total cost of work to be performed in the Addition, including the cost of consultant fees, plans, drawings and permits. The Landlord shall, at its, expense, provide the Tenant with preliminary space planning services, including one (1) plan and one
(1) revision on all of the Net Rentable Area of the Premises and the Addition including the corridor leading to the Tenant's exits. The Landlord shall prepare a budget for the work to be performed as prescribed by the space plan. The Tenant shall be responsible for a competitive general contractor's fee for coordinating the Landlord's Work and Tenant's Work. Thereafter, the Landlord shall complete, at its expense (except as expressly provided below), the following work in the Addition (the "Landlord's Work"):

     (a) the removal of all existing leasehold improvements in the Addition except for those leasehold improvements that the Tenant has requested the Landlord leave in the Addition for the use and benefit of the Tenant therein;

     (b) the initial reconstruction of the Addition in accordance with plans and specifications which have been mutually agreed upon by the Landlord and the Tenant, acting reasonably, provided, however, the cost of any Landlord's Work in the aggregate in excess of the sum of $10.00 per square foot of the Gross Rentable Area of the Premises and the Addition (the "Tenant Allowance") shall be paid by the Tenant to the Landlord immediately upon being invoiced for any such excess amount. Conversely, if the Landlord completes reconstruction work described under this subparagraph 5(b) for less than the Tenant Allowance, it shall pay the Tenant the difference within thirty (30) days of the Tenant's occupancy of the Addition; and

     (c) inspection of the Premises and the Addition to ensure that the exterior window blinds are in good working order and replacement of any damaged and discoloured ceiling tiles; it being understood that the Landlord's obligations under this subparagraph 5(c) shall not form part of or be included in the Tenant Allowance and shall be completed at the Landlord's sole expense.

6. From and after the date hereof, unless otherwise provided, the Lease is amended (with all references in the Lease to "Premises" being deemed after the Effective Date to be the Premises as expanded to include the Addition), as follows:

     (a) The Rentable Area of the Premises from the Effective Date is equal to 20,274 square feet of Gross Rentable Area subject to measurement and adjustment in accordance with Schedule "A" to the Lease;

     (b) Schedule "E" to the Lease is amended by adding thereto as Schedule "E-1", Schedule "A" attached to this Agreement; and

     (c) Section 4.4 of the Lease, Adjustment of Additional Rent, is amended by adding at the end the following:

          "The statement delivered by the Landlord to the Tenant pursuant to this Section 4.4 shall be an audited statement. The Tenant shall also have the right throughout the Term, at the sole cost of the Tenant, to review the audited statements of Additional Rent delivered to the Tenant according to the provisions hereof, upon fourteen (14) days prior written notice to the Landlord and at reasonable times.

          The Landlord estimates that the portion of Taxes payable by the Tenant pursuant to Section 5.3 will result in a credit to the Tenant in the amount of $.40 per square foot of the Gross Rentable Area of the Premises for the calendar year 1999 (excluding the Addition); however, such amount is only a genuine estimate of the Landlord and is in no event to be construed as a representation or warranty of the amount actually payable in the calendar year 1999.

          For greater clarity, the Tenant shall continue to have the right to verify the accuracy of any statements of Additional Rent as set out in the second paragraph of Section 4.4 of the Lease."

     (d) The Basic Rent payable under Section 4.1 of the Lease, is hereby amended by deleting subparagraph 4.1(c) and the remainder of the Section and replacing them with the following:

     "(c) from April 1, 1997 to and including February 28, 2000, the Tenant shall, without deduction or right of offset, pay the Landlord as Basic Rent for the Premises (excluding the Addition), $654,537.00 annually, payable in advance in equal consecutive monthly instalments of $54,544.75 on the first day of each and every month during such period, calculated on the basis that the rental rate for the Premises is $39.00 per annum per square foot of the Gross Rentable Area of the Premises, excluding the Addition (16,783 square feet);

     (d) from March 1, 2000 to and including March 31, 2007, the Tenant shall without deduction or right of offset, pay the Landlord as Basic Rent for the Premises (including the Addition), $494,280.00 annually, payable in advance in equal consecutive monthly instalments of $41,190.00 on the first day of each and every month during such period, calculated on the basis that the rental rate for the Premises is $24.38 per annum per square foot of the Gross Rentable Area of the Premises, including the Addition (20,274 square feet);

     (e) from April 1, 2007 to and including March 31, 2012, the Tenant shall without deduction or right of offset, pay the Landlord as Basic Rent for the Premises (including the Addition), $527,124.00 annually, payable in advance in equal consecutive monthly instalments of $43,927.00 on the first day of each and every month during such period; calculated on the basis that the rental rate for the Premises is $26.00 per annum per square foot of the Gross Rentable Area of the Premises, including the Addition (20,274 square feet).

          The Basic Rent payable under subparagraphs 4.1(d) and (e) may be adjusted from time to time, if necessary, to conform with the actual Gross Rentable Area of the Premises determined in accordance with Schedule "A" to the Lease."

     (e)  Sections 18.1, 18.4, 18.5 and 18.8 of the Lease are hereby deleted;

7. (a) Provided that the Tenant pays the Rent as and when due and has not been in material default of its covenants, obligations and agreements under the Lease and subject to the first rights of Templeton Management Limited to such space under its existing lease or an agreement to lease, then, if at any time during the period from the Effective Date to and including March 31, 2009 (the "First Offer Period") any space on the 28th and 29th floors of the Building becomes available for lease by the Landlord (the "Leasable Space"), the Landlord shall give the Tenant a second right to lease the Leasable Space by providing notice of the availability of the Leasable Space and the terms and conditions upon which it is prepared to lease the Leasable Space to the Tenant (the "Landlord's Notice"). The Landlord's Notice shall specify the location and Gross Rentable Area of the Leasable Space and the Landlord's calculation of the Basic Rent for the Leasable Space which shall be based on the then current market rent for comparably sized, located and improved premises in similar buildings in the area (the "Landlord's Notice"), provided that if the parties are unable to agree as to such Basic Rent by no later than thirty (30) days after the Tenant's receipt of the Landlord's Notice then the Basic Rent for the Leasable Space shall be determined by arbitration in accordance with the Lease and Section 16.2 of the Lease shall be deemed to include references to this Section. The Tenant may elect, by giving written notice to the Landlord within ten (10) business days after receipt of the Landlord's Notice, whether or not it accepts the terms and conditions set out in the Landlord's Notice and if it so elects, then there shall be a binding agreement to lease between the parties on the terms and conditions set out in the Landlord's Notice. For greater clarity, if at any time Templeton Management Limited ceases to have or waives first rights to the 28th and 29th floors of the Building, then the Tenant shall have the first right to the Leasable Space. Provided that there shall be no cost to the Landlord, the Landlord shall use reasonable efforts during the First Offer Period to assist the Tenant in obtaining the first right to the Leasable Space.

      (b) Notwithstanding anything herein to the contrary, the following provisions shall apply to any Leasable Space offered to the Tenant: (i) the Term for the Leasable Space shall be coterminous with the Term for the Premises, as extended by this Agreement; (ii) if the Tenant elects to lease the Leasable Space during the first thirty (30) months of the Extended Term, then the Basic Rent set out in the Landlord's Notice shall be equal to the annual Basic Rent rates for the balance of the Premises in accordance with this Agreement, adjusted to take into consideration the Tenant Allowance referred to in paragraph 5(b) of this Agreement, on a pro-rated basis based on the Extended Term remaining as of the date the Tenant commences to lease the Leasable Space, so that the net effective rate, based on a nine percent (9%) annual discount rate compounded monthly, is $22.00 per square foot of the Gross Rentable Area of the Leasable Space; (iii) the exact size and location of the Leasable Space, shall be determined by both parties, acting reasonably, but shall in no event be less than 5,000 square feet of Gross Rentable Area on any floor of the Building, unless the only Leasable Area then available for lease is less than 5,000 square feet of Gross Rentable Area in which case the Tenant may elect to lease same in accordance with the foregoing terms and conditions; (iv) the Tenant's leasing of the Leasable Space shall in no event leave the Landlord with less than 1,000 square feet of Gross Rentable Area available for lease on the floor of the Building on which the Leasable Space is located or with insufficient fire corridor space remaining on the floor; (v) the Term of the Leasable Space shall commence thirty (30) days following the date the Leasable Space is made available to the Tenant; (vi) all of the other terms and conditions of the Lease shall apply to the Leasable Space except as expressly provided herein; and (vii) the Tenant shall execute and deliver an addendum to the Lease incorporating the terms and conditions set out in the Landlord's Notice, in a form acceptable to the Landlord and the Tenant, acting reasonably, as soon as possible after delivery thereof by the Landlord to the Tenant. If the Tenant does not so elect to lease the Leasable Space for which it has received the Landlord's Notice within the time and in the manner set out in paragraph 7(a) above, then, in respect of such Leasable Space the Landlord shall be entitled to lease the Leasable Space to anyone else, without making any further offer to the Tenant, except that the provisions of this Section shall continue to apply to the 28th and 29th floors of the Building, including the Leasable Space for which it has received the Landlord's Notice when it again becomes available for leasing, for the remainder of the First Offer Period.

8. Notwithstanding anything to the contrary contained in the Lease or this Agreement and provided this Agreement has been fully executed by the parties hereto, gross Rent shall not accrue or be payable for the months of November and December in the 1999 calender year and any amounts paid or prepaid theretofore on account of any Rent payable for said months shall be reimbursed by the Landlord to the Tenant. The Tenant shall, however, continue to pay for any parking charges payable under this Lease during such period and throughout the Term, as extended by this Agreement.

      If the Tenant is unable to carry on business in the Addition by March 1, 2000, in a similar manner to that conducted by the Tenant in the balance of the Premises as a result of any delay in the Landlord's Work being completed, and such delay is not occasioned by the Tenant or those for whom it is in law responsible, then for each week of delay occasioned by the Landlord or those for whom it is in law responsible, the Tenant shall be provided with two weeks' gross free rent on the Addition.

      Notwithstanding anything contained in the Lease or this Agreement to the contrary, for greater certainty, it is understood and agreed that the Tenant shall have the benefit of Section 18.8 of the Lease up to the Effective Date, so that the Basic Rent payable in respect of January and February of 2000 shall be subject to the annual abatement of Thirteen Dollars ($13.00) per square foot of the Gross Rentable Area of the Premises.

9. The Tenant shall be entitled to use approximately 200 square feet of floor area in the Building for storage space (the "Storage Area") in a location within the Building to be designated by the Landlord, at no cost to the Tenant. The Storage Area shall be used solely for the purpose of the storage of those items permitted to be used by the Tenant pursuant to the Lease. These items shall not be perishable, pose any danger of explosion, leakage or fire or contain any toxic or hazardous substances or materials. The Landlord reserves the right to prohibit the storage of various items or goods at its sole discretion. Notwithstanding anything to the contrary in this Lease, the Landlord shall have the right at any time during the Extended Term, to relocate the Storage Area on one occasion only. Except as expressly set out to the contrary in this paragraph, all of the terms and conditions under this Lease applicable to the Premises shall apply to the Storage Area, mutatis mutandis.

10. Provided (a) this Agreement has been fully executed, (b) the Tenant has provided the Landlord with certificates of insurance evidencing that the Tenant has taken out insurance covering the Addition as more fully set out in the Lease, (c) the Landlord has obtained possession of the Addition from the existing Tenant, and (d) the Landlord's Work has been substantially completed, then the Tenant may have possession of the Addition on or before January 27, 2000 for the purposes of constructing the Tenant's leasehold improvements, and installing furniture, equipment, and the necessary cabling connections in the Addition for the conduct of the Tenant's business. The Tenant will not be required to pay any Basic Rent, the Tenant's Proportionate Share of Operating Costs and the Tenant's contribution to Taxes (in respect of the Addition only) during such period of early occupancy but will be bound by all other terms, covenants and provisions of the Lease as though the Effective Date had occurred
 . For greater clarity, the Tenant will be responsible for the payment of all Rennin respect of the balance of the Premises throughout such period of early occupancy and the Extended Term, including the payment of any parking charges.

11. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect except as modified by this Agreement. It is understood and agreed that all terms and expressions used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease. On and after the date of this Agreement, each reference to the Lease shall mean and be a reference to the Lease, as amended by this Agreement.

12. The Indemnifier, acknowledging the consideration aforesaid, hereby confirms that its indemnity pursuant to Section 18.2 of the Lease and the Lease Amending Agreement shall remain in full force and effect, with respect to the Lease as amended by this Agreement.

13. The Tenant acknowledges that O&Y Enterprise Commercial Management has the authority to execute this Agreement for and on behalf of, in the name of and with the authority of the Landlord and that the covenants and agreements of the Landlord herein are obligations of the Landlord and its successors and assigns only, and are not obligations personal to or enforceable against O&Y Enterprise Commercial Management in its own right.

14. For greater clarity, the Tenant shall have the right to 14 parking spaces set out in Section 18.3 of the Lease. Subject to space availability, the Tenant shall have the right to two additional parking spaces on a month to month basis. In order to accommodate the Tenant, the Landlord agrees to terminate up to two
(2) available month to month parking spaces held by any party who is not a tenant of the Building.

15. This Agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

      IN WITNESS WHEREOF the parties have hereto duly executed this Agreement.

                                    OMERS REALTY CORPORATION, by its duly
                                    authorized agent, O&Y Enterprise Commercial
                                    Management, without personal liability

                                                                    (Landlord)

                                    Per: /s/
                                         -------------------------------------
                                    Name: Rebecca Leigh
                                    Title: VP Leasing

                                                                            c/s

                                    Per:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    I/We have the authority to bind the
                                    Corporation.


                                    964886 ONTARIO INC.

                                                                      (Tenant)

                                    Per: /s/
                                         -------------------------------------
                                    Name: Tedd Avey
                                    Title: Executive Managing Director

                                                                            c/s

                                    Per:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    I/We have the authority to bind the
                                    Corporation.

                                    KROLL-O'GARA COMPANY

                                                                 (Indemnifier)

                                    Per: /s/
                                         -------------------------------------
                                    Name: Tedd Avey
                                    Title: Executive Managing Director

                                                                            c/s

                                    Per:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    I/We have the authority to bind the
                                    Corporation.

                                  SCHEDULE "B"






                  TWIGG YONGE ADELAIDE LIMITED

                                              LANDLORD


                              -and-




                  ----------------------------

                                              TENANT

                              -and-

                  ROBERT LINDQUIST, TEDD AVEY, ROBERT MACDONALD,
                  TED BASKERVILLE, BRIAN CROCKATT, ROSS HAMILTON,
                  ROD STAMLER, and JIM SZARKA

                                              THE INDEMNIFIERS



-------------------------------------------------------------------------------

                                    L E A S E

-------------------------------------------------------------------------------



                               Part of 30th Floor

                             National Trust Building

                               One Financial Place

                                Toronto, Ontario









                            Osler, Hoskin & Harcourt
                                GMV file 5287093

                                      INDEX

ARTICLE 1         DEFINITIONS
Section 1.1       Definitions

ARTICLE 2         GENERAL COVENANTS
Section 2.1       Tenant's Covenants
Section 2.2       Landlord's Covenants

ARTICLE 3         DEMISE AND TERM
---------         ---------------
Section 3.1       Demise of Premises
Section 3.2       License Over Common Areas
Section 3.3       Term
Section 3.4       Overholding
Section 3.5       Leasehold Improvements

ARTICLE 4         RENT
---------         ----
Section 4.1       Basic Rent
Section 4.2       Additional Rent
Section 4.3       Payment of Additional Rent
Section 4.4       Adjustment of Additional Rent
Section 4.5       Apportionment of Rent
Section 4.6       No Right of Set-off
Section 4.7       Additional Rent Deemed Rent
Section 4.8       Interest on Arrears
Section 4.9       Net Lease to Landlord
Section 4.10      Deposit
Section 4.11      Rent Free

ARTICLE 5         TAXES
---------         -----
Section 5.1       Landlord's Taxes
Section 5.2       Tenant's Taxes and Sales Taxes
Section 5.3       Tenant's Contribution to Taxes
Section 5.4       Payments

ARTICLE 6         SERVICES, COMMON FACILITIES
---------         ---------------------------
Section 6.1       Tenant's Contribution to Operating Costs
Section 6.2       Operation of Regular HVAC System
Section 6.3       Additional HVAC
Section 6.4       Electricity and Other Utilities
Section 6.5       Operation of Common Facilities
Section 6.6       Janitorial and Additional Services
Section 6.7       Security Services
Section 6.8       Interruption in Services
Section 6.9       Energy Conservation
Section 6.10      Pest Control by Tenant

ARTICLE 7         USE AND OCCUPANCY OF PREMISES
---------         -----------------------------
Section 7.1       Use of Premises
Section 7.2       Waste and Nuisance
Section 7.3       No Overloading of Section or Common Use Equipment
Section 7.4       Insurance Cancellation or Increase
Section 7.5       Observance of Law by Landlord and Tenant
Section 7.6       Rules and Regulations
Section 7.7       Signs
Section 7.8       Name of Development

ARTICLE 8         ALTERATIONS
---------         -----------
Section 8.1       Alterations by Tenant
Section 8.2       Air-Balancing
Section 8.3       No Financing by Tenant of Leasehold Improvements
Section 8.4       Liens
Section 8.5       Alterations by Landlord
Section 8.6       Prohibition Re Certain Materials

ARTICLE 9         REPAIRS
---------         -------
Section 9.1       Landlord's Repairs
Section 9.2       Tenant's Repairs
Section 9.3       Entry by Landlord to View State of Repair
Section 9.4       Notice of Defects
Section 9.5       Termination or Abatement after Damage
Section 9.6       No claim by Tenant
Section 9.7       Tenant to Leave Premises in Good Repair

ARTICLE 10        INSURANCE AND LIABILITY
----------        -----------------------
Section 10.1      Landlord's Insurance
Section 10.2      Tenant's Insurance
Section 10.3      Form of Tenant's Insurance
Section 10.4      Release of Landlord by Tenant
Section 10.5      Release of Tenant by Landlord
Section 10.6      Indemnity of Landlord by Tenant

ARTICLE 11        ASSIGNMENTS, ETC BY TENANT AND TRANSFERS ETC. BY LANDLORD
----------        ---------------------------------------------------------
Section 11.1      Assignments, Subleases, Charges by Tenant
Section 11.2      Landlord's Rights of Cancellation
Section 11.3      Continuing Obligations of Tenant
Section 11.4      Dealings by Landlord
Section 11.5      Subordination and Attornment

ARTICLE 12        ESTOPPEL CERTIFICATES, REGISTRATION
----------        -----------------------------------
Section 12.1      Estoppel Certificates
Section 12.2      Registration on Title

ARTICLE 13        UNAVOIDABLE DELAYS
----------        ------------------
Section 13.1      Unavoidable Delays

ARTICLE 14        LANDLORD'S ACCESS TO PREMISES
----------        -----------------------------
Section 14.1      Inspection an Repair
Section 14.2      Right to Exhibit Premises

ARTICLE 15        DEFAULT
----------        -------
Section 15.1      Events of Default
Section 15.2      Remedies by Landlord
Section 15.3      Additional Self-help Remedy of Landlord
Section 15.4      Legal Costs
Section 15.5      Remedies Cumulative
Section 15.6      Non-Waiver

ARTICLE 16        ARBITRATION
----------        -----------
Section 16.1      Arbitration
Section 16.2      Matters Subject to Arbitration

ARTICLE 17        GENERAL PROVISIONS
----------        ------------------
Section 17.1      Entire Agreement
Section 17.2      Schedules
Section 17.3      Planning Act
Section 17.4      Survival of Obligations
Section 17.5      Severability of Illegal Provision
Section 17.6      Governing Law
Section 17.7      No Partnership
Section 17.8      Number, Gender, Joint and Several Liability
Section 17.9      Captions
Section 17.10     Time of Essence
Section 17.11     Landlord's Agents
Section 17.12     Successors and Assigns
Section 17.13     Accounting Principles
Section 17.14     Notices and Consents, etc.
Section 17.15     Further Assurances

ARTICLE 18        EXTRA PROVISIONS
----------        ----------------
Section 18.1      Right to Renew
Section 18.2      Indemnification of Landlord
Section 18.3      Parking
Section 18.4      Lease of Adjacent Space
Section 18.5      Right to Remaining Space
Section 18.6      Occupancy by Consultants
Section 18.7      No Right of Relocation
Section 18.8      Basic Rent Abatement

SCHEDULES
---------
Schedule A - Standard Method of Floor Measurement
Schedule B - Legal Description of Lands
Schedule C - Definition of Operating Costs
Schedule D - Rules and Regulations
Schedule E - Floor Plan showing Premises cross-hatched
Schedule F - Floor Plan showing Adjacent Space cross-hatched

THIS LEASE made as of the 1st day of February, 1992

IN PURSUANCE of the Short Forms of Leases Act
                    -------------------------

B E T W E E N:

            TWIGG YONGE ADELAIDE LIMITED

            (hereinafter called the "Landlord")

                                                   THE PARTY OF THE FIRST PART

                                - and -

            ---------------------------

            (hereinafter called the "Tenant")

                                                  THE PARTY OF THE SECOND PART

                                - and -

            ROBERT LINDQUIST, TEDD AVEY, ROBERT
            MACDONALD, TED BASKERVILLE, BRIAN CROCKATT,
            ROSS HAMILTON, ROD STAMLER and JIM SZARKA

            (hereinafter collectively called the "Indemnifier" or "Indemnifiers")

                                                 THE PARTIES OF THE THIRD PART

In consideration of the premises and the mutual covenants, agreements and conditions herein contained, it is hereby covenanted, agreed and declared between the parties as follows:

ARTICLE 1               DEFINITIONS

1.1   Definitions:
      -----------

The terms defined herein shall have, for all purposes of this Lease and all instruments supplemental hereto, the following meanings unless the context expressly or by necessary implication otherwise requires:

"Additional Rent" means all sums of money, other than Basic Rent and Sales Taxes, which are required to be paid by the Tenant pursuant to any provision of this Lease.

"Additional Service" means any service identified as such in this Lease or which is requested by the Tenant in addition to those supplied by the Landlord as part of the normal Development service and which the Landlord is prepared to supply at an additional cost to the Tenant.

"Additional Service Cost" means the additional amount identified as such in this Lease or payable by the Tenant to the Landlord for any Additional Service.

"Adjacent Space Commencement Date" has the meaning ascribed thereto in Section 18.4.

"Basic Rent" means the rent payable by the Tenant pursuant to "section 4.1.

"Building" means the building and all other fixed improvements situate at any time on the Lands, all of which are municipally known as One Financial Place, 1 Adelaide Street East, Toronto, Ontario.

"Building Standard" means the building standard established by the Landlord including matters of design, construction and/or installation to be observed by the tenants in the Building, including the Tenant, in connection with Leasehold Improvements, tenant fixtures and chattels, as amended from time to time by the Landlord, acting reasonably.

"Business Hours" means the period from 7:00 a.m. to 6:00 p.m. on any Business Day and "Business Day" means any day which is not a Saturday or a Sunday or a statutory holiday.

"Capital Tax" means any tax or taxes payable under the "Corporations Tax Act (Ontario) or under any existing or proposed federal legislation based upon or computed by reference to the paid-up capital or place of business of the Landlord and/or the owners of the Development as determined for the purposes of such tax or based upon or computed by reference to the taxable capital employed in Canada, or any similar tax levied, imposed or assessed in the future in lieu thereof or in addition thereto by any municipal, legislative or parliamentary authority, adjusted as if the Development were the only development owned by the Landlord and/or owners of the Development, provided that in no event will Capital Tax be increased as a result of there being more than one Landlord and/or owner of the Development and in no event will Capital Tax include any tax payable with respect to capital gains of the Landlord and/or owners of the Development.

"Common Facilities" means those areas and facilities of the Development which serve the Development including, without limitation, the landscaped areas, sidewalks, public entrance doors, halls, public lobbies, lavatories, stairways, passageways, elevators, service ramps and common loading and receiving facilities and Common Use Equipment, and which are designated from time to time by the Landlord for the common use and enjoyment of the tenants in the Development, including the Tenant, and their agents, invitees, servants, employees and licensees, or for use by the public, but excluding the Parking Garage, rentable premises in the Development and other portions of the Development which are from time to time designated by the Landlord for private use by one or a limited group of tenants, provided that the Landlord shall not designate any Common Facilities for private use which would be ordinarily required for the use or enjoyment of or access to the Premises.

"Common Use Equipment" means all mechanical, plumbing, electrical and HVAC equipment, pipes, ducts, wiring, machinery and equipment and other integral services, utility connections and the like providing services to the Building for the use in common of all of the tenants of the Building.

"Development" means the Lands and the Building.

"HVAC Hours" means the period from 8:00 a.m. to 10:00 p.m. on any Business Day and the period from 9:00 a.m. to 6:00 p.m. on Saturday and Sunday, in each case other than any statutory holiday.

"Insured Damage" means that part of any damage occurring to the Development, including the Premises, of which the cost of repair (except as to any deductible amount provided for in the applicable policy or policies of insurance) is actually recoverable by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant hereto or for which the Landlord self-insured.

"Lands" means the lands described in Schedule B attached hereto, as the boundaries thereof may be varied from time to time by additions functionally integrated therewith or by deletions for road widening or other public purposes.

"Landlord's Taxes" means the aggregate of:

      (a)   Taxes; and

      (b)   Other Taxes.

"Lease" means this Lease including any Schedules, as amended from time to time pursuant hereto.

"Leasehold Improvements" means all items generally considered as leasehold improvements, namely, all fixtures, equipment, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Premises, in the Premises and by or on behalf of other tenants in other premises in the Building, including all partitions, however affixed and whether or not movable, and all wall-to-wall carpeting other than carpeting laid over finished floors and affixed so as to be readily removable without damage; but excluding trade fixtures, furniture, unattached or free standing partitions, decorations, rugs and equipment not of the nature of fixtures.

"Operating Costs" means operating costs as defined in Schedule C attached hereto.

"Offer to Lease" means the Offer to Lease made between the Landlord and the Partnership (as defined in Section 18.2) dated the 21st day of November, 1991,

"Other Taxes" means, without duplication of any other taxes otherwise payable under this Lease, all taxes, rates, duties, levies, fees charges and assessments whatsoever, imposed, assessed, levied or charged now or in the future by any municipal, regional, provincial, federal, parliamentary or other government body, corporate authority, agency or commission against the Development and/or the Landlord and/or the owners of the Development in connection therewith (including without limitation, business or similar taxes or licence fees in respect of the business of the Landlord which pertains to the management, operation and maintenance of the Development), provided that in no event will Other Taxes be increased as a result of there being more than one Landlord and/or owner of the Development, but excluding:

      (a)   such of the foregoing amounts as have been included in Taxes;

      (b) income or profit taxes upon the income of the Landlord or capital gains taxes;

      (c) business or similar taxes or licence fees in respect of any business carried on by tenants and occupants (including the Tenant) of the Development; and

      (d)   Capital Tax (which is included in Operating Costs).

"Parking Garage" means those portions of the Development which are designated from time to time by the Landlord for parking purposes including, without limitation, parking spaces and the vehicular ramps and other entrances and exits thereto and all services, facilities and systems contained exclusively within
 .and serving such parking facilities, as the same may from time to time be altered, expanded or reconstructed, subject to the other provisions of this Lease.

"Premises" means the premises demised to the Tenant under this Lease consisting of that portion of the 30th floor of the Building which Premises are shown cross-hatched on Schedule E attached hereto, the Gross Rentable Area of which is as of the commencement of this Lease 13,000 square feet, and which shall be increased on and after the Adjacent Space Commencement Date by approximately 3,000 square feet in accordance with Section 18.4, such Gross Rentable Areas shall be determined in accordance with the BOMA Standard Method of Floor Measurement as set forth in Schedule A attached hereto, and shall be subject to certification by the Landlord's architect, provided such Gross Rentable Areas shall not be increased by more than 7.5%.

"Present Value" means the value determined by using an annual discount rate equal to the annual rate of interest, in effect as of such date of default, announced by the Canadian Imperial Bank of Commerce as its prime rate, being the reference rate used by it to determine interest for loans in Canadian dollars to Canadian customers.

"Proportionate Share" means a fraction having as its numerator the Gross Rentable Area of the Premises and as its denominator the Total Rentable Area of the Building.

"Rate of Interest" means the annual rate of interest announced from time to time by the Canadian Imperial Bank of Commerce as the reference rate of interest then in effect for loans to customers of varying degrees of credit-worthiness plus 3%, adjusted from time to time to reflect changes in such rate.

"Rent" means Basic Rent and Additional Rent.

"Rentable Area", "Gross Rentable Area" and "Net Rentable Area" mean the number of square feet of floor area determined in accordance with the method of floor measurement set. forth in Schedule A attached hereto.

"Sales Taxes" means, without duplication of any other taxes otherwise payable under this Lease, all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by the Government of Canada or any provincial or local government upon the Landlord, or the Tenant or in respect of this Lease, or the payments made by the Tenant hereunder or the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to the Tenant hereunder.

"Taxes" means, without duplication of any other taxes otherwise payable under this Lease, all taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates, and assessments whatsoever, imposed, assessed, levied or charged now or in the future by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporate authority, agency or commission (including, without limitation, school boards and utility commissions), against the Development and/or the Landlord in connection therewith, provided that in no event will Taxes be increased as a result of there being more than one Landlord and/or owner of the Development, but excluding:

      (a) income or profit taxes upon the income of the Landlord or capital gains taxes;

      (b) business or similar taxes or licence fees in respect of the business of the Landlord which pertains to the management, operation and maintenance of the Development (which are included in Operating Costs);

      (c) business or similar taxes or licence fees in respect of any business carried on by tenants and occupants (including the Tenant) of the Development; and

      (d)   Capital Tax (which is included in Operating Costs).

"Tenant's Taxes" means, without duplication of any other taxes otherwise payable under this Lease, the aggregate of:

      (a) all taxes imposed upon the Tenant which are attributable to the personal property, furnishings, fixtures and Leasehold Improvements installed in the Premises; and

      (b) all taxes imposed upon the Tenant which are attributable to the business, income or occupancy of the Tenant or any other occupant of the Premises and to the use of any of the Common Facilities by the Tenant or other occupant of the Premises.

"Term" means the term of this Lease as specified in section 3.3.

"Total Rentable Area of the Building" means the aggregate of all Gross Rentable Area (including the Premises) of the Building excluding the Parking Garage and all storage areas.

ARTICLE 2               GENERAL COVENANTS

2.1   Tenant's Covenants:
      ------------------

The Tenant covenants with the Landlord:

      (a)   to pay Rent; and

      (b) to observe and perform all the covenants and obligations of the Tenant herein.

2.2   Landlord's Covenants:
      --------------------

The Landlord covenants with the Tenant:

      (a)   for quiet enjoyment; and

      (b) to observe and perform all the covenants and obligations of the Landlord herein.

ARTICLE 3               DEMISE AND TERM

3.1   Demise of Premises:
      ------------------

The Landlord hereby demises and leases unto the Tenant, and the Tenant hereby leases from the Landlord, the Premises for the Term and subject to the provisions of this Lease.

3.2   License Over Certain Common Facilities:
      --------------------------------------

The Landlord hereby grants to the Tenant, its agents, employees, invitees and other persons transacting business with it, in common with all others entitled thereto, a license to have the use of the Common Facilities, including without limitation the entrances to the Building, the elevators, stairways, corridors, foyers, lobbies and lavatories; provided, however, that such use shall be subject to all other provisions contained in this Lease and to the Landlord's rules and regulations referred to in section 7.6.

3.3   Term:
      ----

TO HAVE AND TO HOLD the Premises for and during the Term commencing on the 1st day of April, 1992 and ending on the 31st day of March, 2002, provided that the Tenant shall be given possession of the Premises on February 1, 1992.

3.4   Overholding:
      -----------

If the Tenant occupies any part of the Premises after the expiration or sooner termination of the Term without the written agreement of the Landlord, but subject to the Tenant's right of renewal set out in Section 18.1, the Tenant shall be deemed to be only a monthly tenant at a monthly basic rent payable in advance and equal to 1 1/2 times the monthly Basic Rent payable immediately prior to the overholding plus additional rent equivalent to Additional Rent hereunder and otherwise on the same terms as herein contained, except for any right of renewal; and such tenancy may be terminated by either the Landlord or the Tenant on 30 days' notice to the other. Nothing herein shall limit the liability of the Tenant in damages or otherwise.

3.5   Leasehold Improvements:
      ----------------------

(a) Subject to subsections (b) and (c), upon the expiration or other termination of this Lease, all Leasehold Improvements in the Premises, including all fixed partitions (including floor to ceiling partitions which, although demountable, involve attachment to any floor, ceiling or permanent wall such that they cannot be removed without damage to the Premises but excluding the Tenant's movable partitions such as free-standing partitions or partial height partitions which can be removed without damage to the Premises and which shall be deemed to be removable trade fixtures) shall remain upon and be surrendered with the Premises as a part thereof without disturbance, molestation or injury and the same are the property of the Landlord absolutely, free of any liens or encumbrances and without payment therefor to the Tenant.

(b) The Tenant shall, prior to or promptly after the expiration or other termination of this Lease, remove forthwith, at the expense of the Tenant, any and all of the Tenant's trade fixtures and upon receipt of a prior written notice from the Landlord (which notice shall be at least 15 days), Leasehold Improvements and repair forthwith any damage to the Premises or the Development caused by such removal, such work to be done forthwith by or at the direction of the Landlord and at the expense of the Tenant. If such notice is given prior to the expiration or other termination of this Lease, such removal and repair shall be completed by such expiration or in the event of termination, within a reasonable period of time if at least 15 days notice of termination is not given.

(c) Notwithstanding anything herein contained, provided the Tenant has paid the Rent hereby reserved and performed and observed all the covenants and conditions herein contained, the Tenant shall, at the expiration or other termination of this Lease, remove its trade fixtures, equipment (not of the nature of fixtures), decorations, rugs and other personal property provided that the Tenant shall repair by the expiration or other termination of this Lease, at its own expense, any damage to the Premises or the Development caused by such removal, such work to be done by or at the direction of the Landlord and at the expense of the Tenant.

ARTICLE 4               RENT

4.1   Basic Rent:
      ----------

Subject to Section 4.11 and Section 2 of the Offer to Lease, the Tenant shall pay to the Landlord, yearly and every year during the Term, without any set-off, compensation or deduction whatsoever, a Basic Rent in Canadian dollars as follows:

      (a) from April 1, 1992 to and including the day prior to the Adjacent Space Commencement Date - $390,000.00 annually payable in advance in equal consecutive monthly instalments of $32,500.00 on the first day of each and every month during such period, and

      (b) from the Adjacent Space Commencement Date to March 31, 1997 - $480,000.00 annually payable in advance in equal consecutive monthly instalments of $40,000.00 on the first day of each and every month during such period, and

      (c) from April 1, 1997 to March 31, 2002 - $624,000.00 annually payable in advance in equal consecutive monthly instalments of $52,000.00 on the first day of each and every month during such period.

Basic Rent has been calculated on the basis that the rental rate for the Premises is $30.00 per annum during the first 5 years of the Term and $39.00 per annum during the balance of the Term per square foot of Gross Rentable Area. Basic Rent may be adjusted from time to time, if necessary, to conform with the actual Gross Rentable Area of the Premises, determined in accordance with Schedule A.

4.2   Additional Rent:
      ---------------

Subject to Section 2 of the Offer to Lease, the Tenant shall pay to the Landlord, during the Term, when due, as Additional Rent:

      (a)   all Tenant's Taxes;

      (b)   that  portion of Taxes  payable by the Tenant  pursuant to section
      5.3;

      (c)   the Tenant's  Proportionate  Share of Operating  Costs pursuant to section 6.1;

      (d)   all Additional Service Costs payable by the Tenant; and

      (e)   all other amounts payable by the Tenant pursuant to this Lease.

4.3   Payment of Additional Rent:
      --------------------------

The Additional Rent specified in Subsections 4.2(b) and (c) shall be paid and adjusted with reference to a fiscal period of 12 calendar months, which shall be the 12 month period ending on December 31st in each year during the Term unless the Landlord, by notice to the Tenant, shall from time to time have selected a fiscal period which ends on a different date provided that any change shall not have the effect of increasing Additional Rent payable (but which shall be a 12 month period except where a shorter broken fiscal period occurs at the commencement or end of the Term or is necessary to accommodate a change in the fiscal period made during the Term). From time to time throughout the Term, the Landlord shall give written notice to the Tenant of the Landlord's estimate of such Additional Rent to be paid by the Tenant during the next ensuing fiscal period. Each estimate shall be reasonable and equitable. Such Additional Rent payable by the Tenant shall be paid in equal monthly instalments in advance at the same time as payment of Basic Rent is due hereunder and shall be based on the Landlord's estimate as aforesaid. From time to time the Landlord may re-estimate, on a reasonable and equitable basis, the amount of such Additional Rent for any fiscal period in which case the Landlord shall give notice to the Tenant of such re-estimate and fix new equal monthly instalments for the remaining balance of such fiscal period so that, after giving credit for the instalments paid by the Tenant on the basis of the previous estimate or estimates, all the Additional Rent as estimated or re-estimated will have been paid during such fiscal period.

All Additional Service Costs shall be paid by the Tenant within thirty (30) days after receipt by it from time to time of invoices from the Landlord specifying the amounts thereof.

4.4   Adjustment of Additional Rent:
      -----------------------------

After the end of each fiscal period referred to in section 4.3, the Landlord shall deliver to the Tenant a statement of the Landlord certified by its accountants as accurate as to the actual Additional Rent payable to the Landlord pursuant to subsections 4.2(b) and (c) in respect of such fiscal period and a calculation of the amount by which such Additional Rent payable by the Tenant varies from the aggregate instalments paid by the Tenant on account of such Additional Rent for such fiscal period. Within 30 days after the receipt of such statement, either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such fiscal period exceeds the aggregate of the monthly payments made by it on account thereof or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

The Tenant shall have the right, exercisable by notice to the Landlord given within 30 days after receipt of any statement of such Additional Rent submitted by the Landlord as aforesaid, to verify the accuracy of any amount shown on any statement by requiring the Landlord to give to the Tenant appropriate explanations related to such statement.

In the event of any dispute by the Tenant as to the amount of such Additional Rent payable, such dispute shall be submitted to arbitration in accordance with
Article 16.

4.5   Apportionment of Rent:
      ---------------------

Rent shall be considered as accruing from day to day hereunder. If it is necessary to calculate Rent for a period of less than one year or less than one calendar month, an appropriate apportionment and adjustment on a pro rata daily basis shall be made. Where the calculation of Additional Rent cannot be made until after the expiration or earlier termination of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the expiration or earlier termination hereof, and such amount shall be paid by the Tenant to the Landlord within 30 days after demand. If the Term commences on any day other than the first day of the month, Rent for such fraction of a month shall be adjusted, as aforesaid, and paid by the Tenant on the commencement date of the Term.

4.6   No Right of Set-off:
      -------------------

The Tenant expressly waives the benefits of section 35 of the Landlord and Tenant Act, R.S.O 1980, Chapter 232 and any amendments thereto and any present or future enactment of the Province of Ontario permitting the Tenant to claim a set-off against Rent for any cause whatsoever.

4.7   Additional Rent Deemed Rent:
      ---------------------------

All Additional Rent shall be deemed to be rent and the Landlord shall have all rights against the Tenant for default in payment of Additional Rent as for default in the payment of Basic Rent.

4.8   Interest on Arrears:
      -------------------

If the Tenant fails to pay Rent when due, the Tenant shall pay interest on the unpaid amount at the Rate of Interest from the date due until the date paid, without prejudice to and in addition to any other remedy available to the Landlord under this Lease or at law.

4.9   Net Lease to Landlord:
      ---------------------

This Lease and the Rent payable hereunder shall be absolutely net to the Landlord, except as expressly provided herein. Any obligation which is not stated to be that of the Landlord shall be deemed to be that of the Tenant (unless such obligation is to be performed by another occupant of the Development).

4.10  Deposit:
      -------

The Landlord acknowledges the receipt of $21,333.33 as a deposit to be held by the Landlord's solicitor in an interest bearing account and to be applied against the Rent first due under this Lease. Any interest accrued on the Deposit will be paid to the Tenant at the time the Rent first due under this Lease is paid by the Tenant.

4.11  Rent Free:
      ---------

Notwithstanding anything herein contained to the contrary, the first month of each of the second to fifth years of the Term shall be Basic Rent free.

ARTICLE 5               TAXES

5.1   Landlord's Taxes:
      ----------------

The Landlord shall pay when due to the taxing authority or authorities having jurisdiction all Landlord's Taxes.

5.2   Tenant's Taxes and Sales Taxes:
      ------------------------------

(a) The Tenant shall pay when due to the taxing authority or authorities having jurisdiction, or to the Landlord if the Landlord directs, all Tenant's Taxes. If the Tenant's Taxes are paid to the Landlord, the Landlord shall forthwith pay such taxes to the proper taxing authority, failing which the Tenant shall be entitled to pay the Tenant's Taxes directly to the taxing authority.

(b) The Tenant shall pay all Sales Taxes to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. If the Tenant fails to pay such Sales Taxes when due, the Landlord shall have the right, but not the obligation, to make such payments to the relevant authorities and to collect the Sales Taxes together with any penalties and interest costs imposed by such relevant authorities from the Tenant upon demand. Notwithstanding any other provision of this Lease, Sales Taxes payable by the Tenant under this subsection shall be deemed not to be Rent, but in addition to the Landlord's statutory rights and remedies, the Landlord shall have all of the same remedies for and rights of recovery of such amounts as it has for recovery of Rent under this Lease including without limitation, the right to collect interest thereon at the Rate of Interest from the date the relevant amount was due to the date of payment.

5.3   Tenant's Contribution to Taxes:
      ------------------------------

(a) The Tenant shall, in respect of each calendar year included in whole or in part within the Term, pay to the Landlord an amount to cover the Taxes that are fairly attributable to the Premises for such calendar year, such amount to be determined by the Landlord acting reasonably and equitably and without duplication of other amounts payable hereunder. If there are separate assessments (or, in lieu thereof, calculations made by authorities having jurisdiction from which separate assessments may, in the Landlord's reasonable opinion, be readily determined) for the Premises for tax purposes, the Landlord shall have regard thereto for purposes of determining the amount payable by the Tenant pursuant to this subsection (a). The Tenant shall provide the Landlord with a copy of any separate notices of assessment for the Premises which the Tenant has received.

(b) Without duplication of other amounts payable hereunder, the Tenant shall, in respect of each calendar year included in whole or in part within the Term, pay to the Landlord an amount to cover the taxes imposed on the Landlord which are attributable to personal property, furnishings, fixtures or Leasehold Improvements installed within the Premises, and the Landlord shall pay such taxes to the relevant taxing authority forthwith.

(c) The Tenant shall, in respect of each calendar year included in whole or in part within the Term, pay to the Landlord the amount by which Taxes are increased above the Taxes which would have otherwise been payable as a result of the Premises or the Tenant or any other occupant of the Premises being taxed or assessed in support of separate schools.

(d) Payment by the Tenant of all amounts on account of Taxes shall be governed by sections 4.3 and 4.4.

5.4   Payments:

(a) The Landlord may postpone any payment payable by it pursuant to section 5.1 provided that any such postponement shall not result in an increase of the amounts otherwise payable by the Tenant hereunder, and the Tenant may postpone any payment payable by it directly to a taxing authority pursuant to this
Article in each case to the extent permitted by law and if prosecuting in good faith any appeal against the imposition thereof, but provided that in the case of a postponement by the Tenant which involves any risk of the Development or any part thereof or the Landlord becoming liable to assessment, prosecution, fine or other liability, the Tenant shall have given security in a form and of an amount reasonably satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to ensure payment thereof.

(b) Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all Tenant's Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

ARTICLE 6               SERVICES, COMMON FACILITIES

6.1   Tenant's Contribution to Operating Costs:
      ----------------------------------------

(a) The Tenant shall, throughout the Term, pay to the Landlord the Tenant's Proportionate Share of Operating Costs.

(b) Payment by the Tenant of all amounts on account of the Tenant's Proportionate Share of Operating Costs shall be governed by Sections 4.3 and 4.4.

6.2   Operation of Regular HVAC System:
      --------------------------------

The Landlord shall operate the heating, ventilating and air-conditioning equipment and systems serving the Premises so as to provide conditions of adequate comfort in the Premises as would a prudent landlord of comparable office premises during HVAC Hours except during the making of repairs, inspections, overhauling or replacement as hereinafter referred to.

If such equipment or systems are damaged or destroyed, or, in the reasonable opinion of the Landlord, require repair, inspection, overhauling or replacement, the Landlord shall carry out such work with all reasonable diligence and dispatch. The Landlord shall not be responsible for any loss, damages or costs arising from the failure of such equipment or systems to perform their function. In addition, the Landlord shall not be responsible for the failure of such equipment and systems to perform their function if the number of persons in the Premises at any one time exceeds a reasonable number or if the electrical load from lights and power in the Premises is excessive or if such failure results from any arrangement of partitioning in the Premises or change or alteration thereto or if the window covering on exterior windows is not kept fully closed while the windows are exposed to direct sunlight or if any use of mechanical or electrical equipment installed in the Premises generates heat in excess of amounts specified in the Building Standard. The Landlord shall not be liable for direct, indirect or consequential damage or damages for personal discomfort or illness of the Tenant or its employees, invitees or other persons transacting business with it by reason of the operation or non-operation of such systems and equipment. In no event shall Rent abate during any non-operation.

6.3   Additional HVAC:
      ---------------

The Tenant may, upon reasonable notice to the Landlord, request the Landlord to provide any service mentioned in section 6.2 to the Premises or any portion or portions thereof during such non HVAC Hours as the Tenant specifies. The Landlord may provide such service and charge the Tenant, as an Additional Service Cost, the reasonable hourly rate for each hour or part thereof that such service is provided, such hourly rate to be determined by the Landlord acting reasonably and equitably and to comprise all additional costs incurred in providing such service.

6.4   Electricity and Other Utilities:
      -------------------------------

(a) The Landlord shall furnish to the Premises electricity for lighting and for office equipment capable of operating from the circuits available and standard to the Building at all times throughout the Term.

The Tenant shall pay, without duplication of other charges payable under this Lease, as an Additional Service Cost, all charges for electricity and other utilities provided to the Premises. The charges for electricity and other utilities used in the Premises shall be determined by the Landlord or its agent using a reasonable method and equitable of calculation which has been communicated to the Tenant in writing. The Tenant may install, at the Tenant's sole expense, separate meters specified by the Landlord for measuring consumption of energy in the Premises.

(b) The Landlord shall also with due diligence and dispatch, replace, on an ongoing basis as and when required, all electric light bulbs, fluorescent tubes and ballasts initially supplied by the

Landlord in the Premises and provide the necessary maintenance and repair of fluorescent and other standard Building lighting fixtures located in the Premises.

The costs of replacement, maintenance and repair shall, as determined by the Landlord from time to time and applied on a uniform basis in the Development, either be charged to the Tenant as an Additional Service Cost or included in Operating Costs.

6.5   Operation of Common Facilities:
      ------------------------------

Except as otherwise provided in this Article, the Landlord shall operate, maintain, clean, light, heat, ventilate and air-condition and supervise and regulate the Common Facilities as a reasonably prudent owner would do having regard to the type and age of the Development.

All Common Facilities shall be subject at all times to the exclusive control and management of the Landlord in accordance with the foregoing paragraph. The Landlord shall be entitled to operate and police the same, to change the area and location thereof, to employ all personnel and to make all rules and regulations necessary for the proper operation and maintenance thereof, and to do such other acts with respect thereto as the Landlord, acting reasonably, shall determine to be advisable; provided, however, that the Tenant, unless temporarily deprived by reasons beyond the Landlord's control, shall always have the use of such of the Common Facilities as are reasonably necessary for the use and enjoyment of and access to the Premises.

6.6   Janitorial and Additional Services:
      ----------------------------------

(a) The Landlord shall provide to the Premises normal office cleaning services of a standard (both as to extent and frequency) as a reasonably prudent owner would do having regard to the type and age of the Development and the price and quality of such services, the cost of which is to form a part of Operating Costs. Such services shall include, but not be limited to, causing periodically as may be appropriate or necessary in keeping with such standard the floors of the Premises to be swept, the interior surface of the exterior windows of the Premises to be cleaned, the desks, tables, other furniture and venetian blinds, if any, in the Premises to be dusted and any broadloom in the Premises to be vacuumed. Cleaning in addition to the foregoing standard (such as, for example, the washing of carpets and the dry-cleaning of drapes) shall be the responsibility of the Tenant, although the Landlord shall have the right to elect to provide such additional cleaning, as provided in subsection (c).

(b) The Tenant acknowledges that the Landlord will be relieved from its cleaning obligation as provided in subsection (a) in respect of any part of the Premises to which access is not granted to the person or persons retained to perform such work.

(c) If the Landlord from time to time elects, acting reasonably, to provide exclusively (either directly or through agents or contractors designated by it) any janitor or cleaning services for the Premises in addition to those contemplated by subsection (a) or to supervise the moving of furniture or equipment of the Tenant or the making of deliveries to or from the Premises, such additional services referred to in this subsection shall be treated as Additional Services and all reasonable and competitive Additional Service Costs shall be paid by the Tenant to the Landlord forthwith within 30 days after demand.

(d) The Tenant acknowledges that the Landlord shall not be responsible for any omission or act of commission on the part of the person or persons employed or retained to perform the cleaning services referred to in this section or for any loss thereby sustained by the Tenant, the Tenant's employees, agents, invitees or others. Subject to the foregoing, the Landlord will co-operate with the Tenant and generally endeavor to ensure that its services are provided in an efficient and safe manner so as to reduce the possibility of damage or loss to the Tenant.

6.7   Security Services:
      -----------------

(a) The Landlord may provide security services for the Building so as to reasonably ensure that access to the Building during other than Business Hours shall be restricted to those persons entitled to be allowed entry to the Building, provided they comply with the requirements established by the Landlord.

(b) The Tenant acknowledges that the Landlord shall not be responsible for any omission or act of commission on the part of any person employed or retained to provide security service pursuant to this section or for any loss thereby sustained by the Tenant, the Tenant's employees, agents, invitees or others. Subject to the foregoing, the Landlord will co-operate with the Tenant and generally endeavor to ensure that its security services are provided in an efficient and safe manner so as to reduce the possibility of damage or loss to the Tenant.

6.8   Interruption in Services:
      ------------------------

The Landlord has the right to temporarily stop the use of any facilities and the supply of any services when necessary by reason of accident or during the making of repairs, replacements, alterations, or improvements, in the judgment of the Landlord necessary or desirable to be made, until the repairs, replacements, alterations or improvements have been completed to the satisfaction of the Landlord provided that all reasonable steps shall be taken to minimize any interference with the Tenant's use and enjoyment of or access to the Premises, both as to the extent and duration of such interference. The Landlord shall have no responsibility or liability for failure to operate any facilities or supply any services when the use of the facility is stopped as aforesaid or when the Landlord is prevented from using the facility or supplying the service by strike, or by orders or regulations of any governmental authority or agency or by failure of the electric current, gas, steam or water supply necessary to the operation of any facility or by the failure to obtain such a supply (if such supply is available) or by any other cause beyond the Landlord's reasonable control.

6.9   Energy Conservation:
      -------------------

The Tenant shall comply with any measures the Landlord or any legislative authority may from time to time introduce to conserve or to reduce consumption of energy or to reduce or control other Operating Costs or pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of such non-compliance. The Tenant shall also convert to whatever system or units of measurement of energy consumption the Landlord may from time to time adopt.

6.10  Pest Control by Tenant:
      ----------------------

The Tenant agrees to institute and carry out and maintain, at its own expense, such pest control measures in the Premises as the Landlord reasonably requires.

ARTICLE 7               USE AND OCCUPANCY OF PREMISES
------------            -----------------------------

7.1   Use of Premises:
      ---------------

The Tenant shall use the Premises solely for the business office purposes and the Tenant shall not use or permit the Premises to be used for any other purpose.

Without limiting the generality of the foregoing, the Tenant shall not use or permit the Premises to be used such that the number of persons entering the Premises is likely to exceed that of ordinary business offices, other than on a temporary basis.

No part of the Premises shall be used by or for:

      (a)   a bank, trust company or deposit taking institution; or

      (b)   a store, arcade, flea market, or fast food outlet; or

      (c)   any use other than the use set out in this section;

without the prior written consent of the Landlord, which may be arbitrarily withheld in the Landlord's sole discretion.

7.2   Waste and Nuisance:
      ------------------

The Tenant shall not carry on any business or do or suffer any act or thing which may constitute or result in a nuisance to the Landlord or to other tenants of the Development, or do or suffer any waste or damage to the Premises or the Development.

7.3   No Overloading of Section or Common Use Equipment:
      -------------------------------------------------

The Tenant shall not permit or allow any overloading of the floors of the Premises or the bringing into any part of the Premises of any articles or fixtures that by reason of their weight or size might damage or endanger the structure of the Premises or the Building. The Tenant shall not permit or allow anything that might result in any overloading of any of the Common Use Equipment.

7.4   Insurance Cancellation or Increase:
      ----------------------------------

The Tenant shall not do or omit to do or permit to be done or omitted to be done in the Premises anything which would cause any policy of insurance on the Development to be subject to cancellation or non-renewal or which would cause an increase in the cost of any insurance which the Landlord is obligated by this Lease to maintain. Upon any default by the Tenant which would result in cancellation or non-renewal or an increased cost which the Tenant does not pay, the Landlord may, at its option, terminate this Lease on 10 days' written notice to the Tenant specifying such default, if such default is not remedied within such 10 day period. Without limiting the foregoing, the Tenant shall pay to the Landlord, forthwith within 10 days of written demand, the amount of any such increase in cost.

If any insurance policy is cancelled or threatened by the insurer to be cancelled or the coverage thereunder is materially altered in any way because of the use or occupation of the Premises by the Tenant or by any person for whom the Tenant is in law responsible, and if the Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation or alteration in coverage within 48 hours (or such lesser period as the Landlord acting reasonably may determine, having regard to the urgency of the situation), the Landlord may (but shall not be obligated to), without further notice or any liability to the Tenant or any other occupant of the Premises, enter the Premises and attempt to remedy such condition or obtain or attempt to obtain insurance coverage in replacement of the coverage cancelled, threatened to be cancelled or altered in coverage; and the Tenant shall pay to the Landlord,, forthwith upon demand, the cost thereof.

7.5   Observance of Law by Landlord and Tenant:
      ----------------------------------------

(a) The Landlord shall promptly comply with and conform to the requirements of every applicable statute, law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Development other than to those matters which are the obligation of the Tenant as provided in subsection (b). Such compliance shall be at the Landlord's expense except insofar as the expense is included in Operating Costs.

(b) The Tenant shall, at its expense, promptly comply with and conform to the requirements of every applicable statute, law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Tenant's use of the Premises or any part thereof and/or the business carried on therein and/or the Leasehold Improvements, trade fixtures, furniture, machinery, equipment and other facilities located in the Premises and/or any other part of the Development affected by the Tenant's actions in the Premises.

7.6   Rules and Regulations:
      ---------------------

The Tenant shall observe and perform, and shall cause its employees, agents, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform the Rules and Regulations attached hereto as Schedule D and such other rules and regulations or amendments as may be made from time to time by the Landlord acting reasonably and of which the Tenant has written notice.

The Tenant acknowledges that the Rules and Regulations, as from time to time amended or replaced, are not necessarily of uniform application but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them, but the Landlord shall use its best efforts not to enforce the rules and regulations among the tenants of the Building in a discriminatory or arbitrary fashion.

In any conflict between a provision of this Lease and any of the Rules and Regulations, the provision of this Lease shall govern.

7.7   Signs:
      -----

The Tenant shall not erect any sign or advertising material or inscribe anything upon any part of the exterior of the Building, or upon the exterior or interior surfaces of any exterior window or door to the Premises or upon the exterior of any demising walls, or upon any Common Facilities of the Building, except the usual tenant identification on the directory board as designated by the Landlord and except for a sign on the door leading to the Premises which sign shall be consented to by the Landlord, acting reasonably.

7.8   Name of Development:
      -------------------

The Tenant shall, in referring to the Development, use only the name designated from time to time by the Landlord.

ARTICLE 8               ALTERATIONS

8.1   Alterations by Tenant:
      ---------------------

(a) The Tenant shall not, without the prior consent of the Landlord, not to be unreasonably withheld, make, erect, alter or install any Leasehold Improvements or other alterations or installations other than decorations, alterations and installations of a minor nature to the Premises (the "Work").

(b) If the Tenant wishes to do any Work requiring consent, the Tenant shall apply for the Landlord's consent and furnish such plans, specifications and designs as shall be reasonably necessary to fully describe the Work. The Landlord's consent thereto shall not be unreasonably withheld or delayed; provided that, without limitation, any refusal to grant consent based on grounds that such Work is not in compliance with the Building Standard or that the Tenant has not posted reasonable security with the Landlord if required by the Landlord, acting reasonably, shall be conclusively deemed not to be an unreasonable withholding of consent.

(c) Subject to the Landlord's consent having been obtained and the Landlord's reasonable requirements (including the posting of reasonable security, if requested) being met, the Landlord recognizes the right of the Tenant to install such interior partitions and other Leasehold Improvements as are necessary or appropriate to its use and occupancy of the Premises.

(d) Any Work shall, if the Landlord so elects, be performed by employees or contractors who have been designated by the Landlord, acting reasonably, and who have contracted directly with the Tenant and agreed to carry out such Work in a good and workmanlike manner and at a cost to the Tenant which is competitive when compared with the amounts which would be charged by reputable contractors performing the same work. In the absence of any such election by the Landlord, such Work may be performed by contractors retained by the Tenant pursuant to written contracts which have been approved by the Landlord (such approval not to be unreasonably withheld or delayed) and are subject to all reasonable conditions which the Landlord imposes. In either event, the Landlord shall have the right to inspect such Work and require any Work not being properly done to be corrected, and to approve on a reasonable basis (which may include considerations involving trade union affiliations or the lack of them and work jurisdiction, where in the opinion of the Landlord there is a risk of labour disputes which might adversely affect the Landlord) the contractors, tradesmen or the Tenant's own employees (as the case may be) employed by the Tenant in connection therewith.

(e) The Tenant shall pay to the Landlord, within 30 days after the receipt of the Landlord's invoice, the Landlord's reasonable out-of-pocket costs incurred in examining and approving the Tenant's plans, specifications and designs and in inspecting the Work and any additional expenses actually incurred by the Landlord in connection with such Work together with a coordination and supervision fee equal to 10% of the total cost to the Tenant of such Work.

(f) Following completion of any Work, the Tenant shall provide to the Landlord a complete set of updated drawings of the Premises including without limitation all electrical, mechanical and architectural drawings as reasonably necessary to show what Work has been completed.

Upon written request of the Landlord, the Tenant shall provide the Landlord with a complete set of drawings of the Premises in its possession.

8.2   Air-Balancing:
      -------------

The Tenant agrees that it will, at the commencement of the Term and periodically throughout the Term including, without limitation, whenever any alterations are made to the Premises affecting the same, balance the air movement in the Premises at the Tenant's expense and for this purpose use the air-balancer designated by the Landlord.

8.3   No Financing by Tenant of Leasehold Improvements:
      ------------------------------------------------

The Tenant shall not create any lien, mortgage, charge, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements, nor shall the Tenant take any action as a consequence of which any such prohibited lien, mortgage, charge, conditional sale agreement or other encumbrance would attach to the Premises or to the Development.

Notwithstanding anything herein contained to the contrary, the Tenant may, without the Landlord's consent but upon prior written notice to the Landlord, mortgage or charge its trade fixtures to its lenders during the Term of this Lease.

8.4   Liens:
      -----

(a) In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations or alterations made by or for the Tenant in the Premises, the Tenant shall comply with every applicable statute, law, by-law, regulation, ordinance and order affecting the same and affecting the Development as a result of the actions of the Tenant including, without limitation, the Construction Lien Act of Ontario, and any other statutes from time to time applicable thereto (including any provision requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto.

(b) Whenever any construction or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any prohibited mortgage, charge, conditional sale agreement or other encumbrance shall attach other than such initial work, installations or alterations done by the Landlord or its employees or contractors on the Tenant's behalf and if not caused by the Tenant's default, the Tenant shall within 10 days after receipt of notice thereof procure and register the discharge thereof, including any certificate of action registered in respect of any lien, by payment or in such other manner as may be required or permitted by law, and failing which the Landlord may make any payments into court required to procure and register the discharge of any such liens or encumbrances, including any certificate of action registered in respect of any lien, and shall be entitled to be reimbursed by the Tenant as provided in section 15.3, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence but the Landlord shall co-operate with the Tenant with respect to obtaining such discharge and any claim for reimbursement from the lien holder.

(c) The Landlord and the Tenant agree that any work done in the Premises during the Term by or on behalf of the Tenant shall not be done and shall be deemed not to have been done at the request of the Landlord, other than the Work which is required to be performed by the Landlord prior to the commencement of the Term and in respect of the Adjacent Space as provided in Section 18.4.

(d) The Landlord will ensure that no liability will attach to the Tenant as a result of any work performed by the Landlord as set out in subsection (c) above, unless caused by the actions or omissions of the Tenant or those for whom it is in law responsible.

8.5   Alterations by Landlord:
      -----------------------

The Landlord may from time to time at its own expense make alterations to the Building or any part thereof including the Premises and alterations to or relocations of the Common Facilities provided that:

      (a) the Premises and the Tenant's use and enjoyment thereof and access thereto shall not be altered or interfered with in any material way;

      (b) the Common Facilities shall not be altered or relocated so as to materially reduce their convenience to the Tenant;

      (c) access and services to or benefiting the Premises shall not be reduced or interrupted (except to the minimum extent which is temporary, reasonable and unavoidable during the making of repairs or renovations); and

      (d) any alteration shall be such that a reasonably prudent owner of the Development would make having regard to the type and age of the Development.

8.6   Prohibition Re Certain Materials:
      --------------------------------

(a) Notwithstanding any other provision of this Lease, the Tenant agrees that it will not use or permit the use of any asbestos, polychlorinated biphenyls or radon (collectively "Hazardous Materials") in any construction of the Leasehold Improvements in the Premises or in any use of the Premises;

(b) Notwithstanding any other provision of this Lease, the Landlord agrees that, provided it is in its control, it will not use or knowingly permit the use of Hazardous Materials in any construction of the Building or any Leasehold Improvements of premises in the Development or in any use of premises in the Development.

ARTICLE 9   REPAIRS

9.1   Landlord's Repairs:
      ------------------

Subject to the other provisions of this Lease and except as provided in section 9.2, the Landlord shall repair and maintain and may, if it has the right to choose, replace:

      (a) the Building including all the external and structural parts of the Building but excluding any parts thereof (except as specified in subsection (b) of this section) which comprise the whole or a part of the Premises or premises leased to others;

      (b)   Insured Damage; and

      (c)   the Common Facilities;

all with reasonable dispatch and in a good and workmanlike manner, and so as to keep the same in good condition and repair as would a prudent owner of comparable developments.

9.2   Tenant's Repairs:
      ----------------

Subject to section 9.5, the Tenant shall, at its expense and throughout the Term, keep the Premises and the Leasehold Improvements and trade fixtures therein and all electrical and telephone outlets and conduits and all mechanical and electrical equipment of the Tenant within the Premises in good condition and repair, Insured Damage and repairs which the Landlord is otherwise obliged to repair and reasonable wear and tear only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage. All repairs by the Tenant shall be subject to section 8.1.

9.3   Entry by Landlord to View State of Repair:
      -----------------------------------------

The Landlord shall be entitled on prior written notice (except in the case of an emergency) to enter and view the state of repair of the Premises. The Tenant will repair, according to notice, as specified in section 9.2.

9.4   Notice of Defects:
      -----------------

The Tenant shall give to the Landlord prompt notice of any defect in the plumbing or utility systems and related equipment or any damage to the Premises or any part thereof howsoever caused of which it is aware; provided that nothing herein shall be construed so as to require repairs to be made by the Landlord except as expressly provided in this Lease.

9.5   Termination or Abatement after Damage:
      -------------------------------------

(a) If and whenever the Premises are destroyed or damaged by any cause to the extent that, in the Landlord's architect's reasonable opinion to be given in writing to the Tenant within 60 days after the occurrence of such damage or destruction, they are unable to be repaired or rebuilt within 180 days after such destruction or damage, then either the Landlord or the Tenant may terminate this Lease by notice to the other, to be given within 30 days after the giving of the Landlord's architect's written opinion above referred to, and the Tenant shall immediately thereupon surrender the Premises and this Lease to the Landlord and Rent shall be apportioned to the date of such destruction or damage (subject to the payment of Rent from the date of such destruction or damage to the date of surrender in the same proportion that the part of the Net Rentable Area of the Premises fit for occupancy by the Tenant until such surrender is of the total Net Rentable Area of the Premises).

(b) If and whenever all or any portion of the Building is destroyed or damaged by reason of any cause (whether or not such portion includes all or any part of the Premises) to such extent that:

     (i) in the Landlord's architect's reasonable opinion to be given to the Tenant in writing within 60 days after the occurrence of such damage or destruction, it is unable to be repaired or rebuilt within 180 days after such destruction or damage; or

     (ii) the estimated cost (as estimated by the Landlord's architect, acting reasonably) of repairing or rebuilding the Development exceeds the proceeds of insurance available to the Landlord for such purpose (or which would have been available if the Landlord had insured in compliance with section 10.1);

the Landlord, acting reasonably, may terminate this Lease upon not less than 30 days' prior written notice to the Tenant, given within 60 days after the happening of such destruction or damage, and the Tenant shall immediately thereupon surrender the Premises and this Lease to the Landlord; and

     (iii) if and to the extent that such destruction or damage has rendered the Premises in whole or in part unfit for occupancy by the Tenant, Rent shall abate from the date of such destruction or damage to the date of surrender in the same proportion that the part of the Net Rentable Area of the Premises unfit for occupancy is of the total Net Rentable Area of the Premises; and

     (iv) otherwise Rent shall be apportioned to the date of surrender.

(c) If and whenever the Premises are destroyed or damaged by reason of any cause and this Lease shall not have been terminated, the Landlord shall, with all reasonable diligence and dispatch, make the repairs and replacements specified in subsections 9.1(a), (b) and (c) and the Tenant shall, with all reasonable diligence and in compliance with section 8.1, make all repairs to the Premises specified in section 9.2 and complete the Premises for occupancy for the purpose described in section 7.1 and in compliance with subsection 7.5(b). If as a result of any destruction or damage to the Premises which is not the fault of the Tenant or those for whom it is in law responsible and which does not consist of merely a temporary interruption of or interference with any utility, service or access, the Premises are rendered in whole or in part unfit for occupancy by the Tenant or if, for any reason is inaccessible, then during the period commencing on the occurrence of such destruction or damage and ending upon the earlier of:

     (i) the date when both the repairs to the Premises which the Landlord is obligated to make as aforesaid are completed sufficiently to enable the Tenant to commence its repairs, and the Tenant has been allowed a reasonable period of time which is sufficient for the completion by it of the repairs it is obligated to make as aforesaid with due diligence and access to the Premises has been restored; and

     (ii) the date upon which no insurance proceeds are available to the Landlord under its loss of rental income insurance coverage in respect of the Premises (other than by reason of the Landlord not carrying the insurance as set out in section 10.1);

Rent shall from time to time abate in the same proportion that the part of the Net Rentable Area of the Premises from time to time rendered unfit for such occupancy by reason of such destruction or damage is of the total Net Rentable Area of the Premises.

9.6   No claim by Tenant:
      ------------------

Except in respect of abatement of Rent as provided for in this Article, no claim for compensation or damages, direct or indirect shall be made by the Tenant by reason of the loss of use, inconvenience or otherwise arising from the necessity of repairing any portion of the Development however the necessity may arise so long as any such repair to be carried out by the Landlord is carried out with reasonable diligence and dispatch.

9.7   Tenant to Leave Premises in Good Repair:
      ---------------------------------------

The Tenant shall leave the Premises and (subject to section 3.5) the Leasehold Improvements, at the expiration or other termination of the Term, in the condition and repair required of the Tenant under section 9.2.

ARTICLE 10              INSURANCE AND LIABILITY

10.1  Landlord's Insurance:
      --------------------

Subject to its general availability for developments of a similar nature, the Landlord shall effect and maintain during the Term:

      (a) "all risks" insurance which shall insure the Development against loss or damage by perils now or hereafter from time to time embraced by or defined in a standard all risks insurance policy;

      (b) boiler and machinery insurance on objects defined in a standard comprehensive boiler and machinery policy against accidents as defined therein;

      (c) loss of rental income insurance in an amount sufficient to replace all Basic Rent and Additional Rent payable under the provisions of this Lease for an indemnity period of a reasonable period of time;

      (d) comprehensive general liability insurance covering claims for personal injury and property damage arising out of all operations in connection with the management and administration of the Development; and

      (e) such other coverage, or increases in the amount of coverage, as the Landlord may consider necessary, acting reasonably.

For greater certainty, the Tenant acknowledges that the Landlord is not obligated to insure Leasehold Improvements in the Premises except to the extent herein specifically required. The insurance to be maintained by the Landlord shall be that which would be carried by reasonably prudent owners of properties similar to the Development, all as from time to time determined by insurance advisers selected by the Landlord, and whose written opinion shall be conclusive. The Landlord shall obtain, at the Tenant's expense, a waiver by its insurers of any rights of subrogation or indemnity or any other claim to which such insurers might otherwise be entitled against the Tenant or those for whom it is in law responsible.

10.2  Tenant's Insurance:
      ------------------

The Tenant shall, at its own expense, take out and keep in force during the
Term:

      (a) comprehensive insurance of the type commonly called general public liability, which shall include coverage for personal injury, contractual liability, tenant's legal liability, non-owned automobile liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on in the Premises and the Tenant's use and occupancy of the Premises and its use of the Common Facilities or of any other part of the Building, with coverage for any one occurrence or claim of not less than $5,000,000 or such other amount as the Landlord may from time to time reasonably require upon not less than 30 days' notice at any time during the Term, which insurance shall protect the Landlord in respect of claims as if the Landlord were separately insured and which insurance shall contain a severability of interest provision and, a crossliability provision;

      (b) insurance in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Premises for not less than the full replacement cost thereof, and which insurance shall provide that any proceeds recoverable with respect to Leasehold Improvements shall be payable to the Landlord (but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provisions hereof); and

      (c) insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than 60 days' notice, such requirement to be made on the basis that the required insurance is customary at the time in the City of Toronto for tenants of buildings similar to the Building.

10.3  Form of Tenant's Insurance:
      --------------------------

All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection. Each property damage policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against the Landlord or those for whom it is in law responsible shall show the Landlord and its agents and employees as additional insureds and shall also contain an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made and the policy will not lapse or be cancelled or not be renewed, except after not less than 30 days' prior written notice to the Landlord of the intended change, lapse, cancellation or non-renewal. The Tenant shall furnish to the Landlord certificates as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's Leasehold Improvements, trade fixtures, furniture and equipment. If the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under section 10.2. If the Tenant fails to take out, renew or keep in force such insurance, or if the certificates submitted to the Landlord pursuant to the preceding sentence are unacceptable to the Landlord, acting reasonably (or no such certificates are submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant notice requiring compliance with this section and specifying the respects in which the Tenant is not then in compliance with this section. If the Tenant does not, within 72 hours (or such lesser period as the Landlord may reasonably require having regard to the urgency of the situation), provide appropriate evidence of compliance with this section the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other costs incurred by the Landlord forthwith upon demand.

If the Landlord receives any proceeds of insurance from the Tenant's insurers, it shall release such amounts less any monetary defaults forthwith to the Tenant in order that the Tenant may comply with its obligations under this Lease.

10.4  Release of Landlord by Tenant:
      -----------------------------

The Tenant agrees that the Landlord and those for whom the Landlord is at law responsible shall not be liable to any extent for any personal injury or death of, or loss or damage to any property belonging to the Tenant or its employees, invitees or licensees or any other person in, on or about the Development unless resulting from the actual negligence of the Landlord or those for whom it is in law responsible (but only to the extent of such actual negligence) or unless resulting from a breach of the obligations of the Landlord under this Lease. Subject to the foregoing, in no event shall the Landlord be liable for:

      (a) any damage (other than Insured Damage) to the Tenant or those for whom the Tenant is in law responsible or to its property or the Premises which is caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Development or from the pipes or plumbing works, including the sprinkler system, thereof, or from any other place or quarter, or for any damage to the Tenant or those for whom the Tenant is in law responsible or to its property or the Premises caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads, or for any damage caused by anything done or omitted by any other tenant;

      (b) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitorial services, security services, supervision or any other work in or about the Premises or the Development;

      (c) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant; or

      (d) loss or damage for which the Tenant is required to carry insurance.

In addition, the Tenant releases the Landlord and those for whom the Landlord is at law responsible from all claims or liabilities in respect of damage required to be insured against by the Tenant.

10.5  Release of Tenant by Landlord:
      -----------------------------

The Landlord hereby releases the Tenant and those for whom the Tenant is at law responsible from all claims or liabilities in respect of any damage which is Insured Damage.

10.6  Indemnity of Landlord by Tenant:
      -------------------------------

Except as provided in sections 10.4 and 10.5 or elsewhere in this Lease, the Tenant shall indemnify and save harmless the Landlord against and from any and all expenses, costs, damages, suits, actions or liabilities arising or growing out of any default by the Tenant hereunder, and from all claims and demands of every kind and nature made by any person or persons to or against the Landlord and/or its agent, for all and every manner of costs, damages or expenses incurred by or injury or damage to such person or persons or his, her or their property, which claims or demands may arise howsoever out of the use and occupation of the Premises by the Tenant or any subtenant or occupant authorized by the Tenant or by any assignee or sublessee thereof or any of the above-mentioned or his, her or their servants, agents, assistants, employees, invitees or other persons entering into the Building to go to the Premises or any part thereof, and from all reasonable costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon.

ARTICLE 11              ASSIGNMENTS, ETC. BY TENANT
----------              AND TRANSFERS ETC. BY LANDLORD

11.1  Assignment, Subleases, Charges by Tenant:
      ----------------------------------------

(a) The Tenant shall not assign this Lease or sublet all or any part of the Premises or in any way charge, encumber or pledge this Lease or its interest therein without the consent of the Landlord which shall not be unreasonably withheld. Without limitation, it shall constitute reasonable grounds for any withholding of consent by the Landlord that, in the Landlord's reasonable judgment, (i) the proposed assignee or subtenant does not have a satisfactory financial condition having regard to the obligations which it will assume as assignee or subtenant, taking into consideration the indemnity provided in
Section 18.2, or (ii) the proposed assignee or subtenant is a tenant or subtenant of other space in the Development or (iii) in the Landlord's reasonable opinion the proposed assignee or subtenant has an established poor reputation in the business community, or (iv) it is intended or likely that it will use any part of the Premises for purposes which are not permitted by this Lease or which are not acceptable to the Landlord, acting reasonably, or which are not compatible with the other businesses which are being carried on by tenants in the Development, in its reasonable opinion, or (v) where the return with respect to Rent to the Tenant on any proposed assignment or subletting is greater than the amounts payable by the Tenant hereunder and the Tenant has not agreed to pay such excess to the Landlord. The Landlord shall be entitled to withhold consent to assign or sublet arbitrarily where it exercises its right to termination pursuant to Section 11.2.

(b) Without limitation, the Tenant shall for purposes of this section be considered to have assigned or sublet in any case where it permits the Premises or any portion thereof to be occupied by a person or persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, subletting, license or other right, and shall also include any case where any of the foregoing occurs by operation of law.

(c) If the Tenant (or any permitted assignee thereof) is a corporation, and if such number of shares of such corporation or of any parent or affiliate of such corporation are issued or transferred, whether by operation of law or otherwise, so as to result in a change in the effective control of such corporation then, and so often as such a change of control shall occur, the Tenant shall notify the Landlord in writing and the provisions of this section and section 11.2 shall apply, mutatis mutandis.

(d) The Landlord shall also have the right of approval of any marketing of space by the Tenant.

(e) If the Landlord's consent is given, the Tenant shall assign or sublet, as the case may be, but only upon the terms set out in the offer, if any, submitted to the Landlord pursuant to section 11.2 and not otherwise. Such assignment or subletting shall occur within 90 days after the Tenant's request for consent is consented to and only upon any assignee entering into an agreement directly with the Landlord and in a form satisfactory to the Landlord acting reasonably to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including payment of Rent.

(f) The Tenant shall have the right to assign or sublet to a corporation formed by the Tenant for the purposes of entering into this Lease, the parent, associate, affiliate or subsidiary corporation (as those terms are defined in the Ontario Business Corporations Act), a corporation formed by such a corporation and others as a result of a merger, amalgamation or corporate reorganization (the foregoing being referred to as a "Related Corporation"), or the partnership known as Lindquist Avey Macdonald Baskerville and Company (the "Partnership") without the consent of the Landlord, provided that the Tenant has first given notice to the Landlord and further provided that the Tenant and the Related Corporation or the Partnership, as the case may be, have first entered into an agreement directly with the Landlord in a form satisfactory to the Landlord, acting reasonably, whereby the Related Corporation or the Partnership, as the case may be, agrees to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including payment of Rent and whereby the Tenant and the Related Corporation or the Partnership, as the case may be, agree to remain related to one another, a breach of which agreement would constitute a breach of this Lease.

(g) The Landlord acknowledges that the Premises, or a portion thereof, may be occupied by the Partnership or by consultants or legal contractors connected with the Partnership and consents thereto.

(h) All reasonable costs of the Landlord incurred with respect to any assignment or sublease by the Tenant shall be paid by the Tenant forthwith after demand.

11.2  Landlord's Rights of Cancellation:
      ---------------------------------

Subject to the provisions of section 11.1, the Tenant shall not assign this Lease or sublet the whole or any part of the Premises unless:

      (a) if a written offer exists to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach, any provisions of this Lease if this section is complied with and which the Tenant has determined to accept subject to this section being complied with, it shall have delivered it to the Landlord, and

      (b) it shall have requested and obtained the consent in writing of the Landlord thereto.

Any request for such consent shall be in writing and accompanied by a true copy of any offer, and the Tenant shall furnish to the Landlord all information in the Tenant's possession or any additional information reasonably requested by the Landlord, as to the responsibility, reputation, financial standing and business of the proposed assignee or sublessee. Within 15 days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within 15 days after receipt of such request for consent), the Landlord shall have the right upon notice to the Tenant, if the request is to assign this Lease or sublet the whole of the Premises, to terminate this Lease or, if the request is to sublet a part of the Premises only, to delete from the Lease such part of the Premises as are requested to be sublet, in each case as of a date of the proposed assigning or subletting, as the case may be or shall give its consent or withhold it in accordance with
Section 11.1. In the event the Landlord elects to terminate or delete as set out above, the Tenant shall surrender the whole or part, as the case may be, of the Premises in accordance with such notice and Rent shall be apportioned and paid to the date of surrender and, if a part only of the Premises is surrendered, Rent shall thereafter abate proportionately.

If the Landlord elects to terminate or delete, as the case may be, the Tenant may withdraw its request for consent by notice to the Landlord within fifteen days after the Landlord's notice of election, in which event the Landlord's notice of election shall be null and void and the Tenant shall not proceed with the assignment or subletting for which such consent was requested.

11.3  Continuing Obligations of Tenant:
      --------------------------------

(a) No assignment or subletting shall release or relieve the Tenant from any of its obligations hereunder, save as to any portion of the Premises surrendered by the Tenant at the request of the Landlord in accordance with Section 11.2.

(b) No consent by the Landlord to any assignment or subletting shall be construed to mean that the Landlord has consented or will consent to any further assignment or subletting which shall remain subject to the provisions of this Article.

11.4  Dealings by Landlord:
      --------------------

The Landlord may sell, transfer, charge, encumber or otherwise deal with the Development or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction. To the extent that any purchaser or transferee from the Landlord has become bound by the covenants and obligations of the Landlord under this Lease, the Landlord shall, without further written agreement, be freed and relieved of liability with respect to such covenants and obligations.

Notwithstanding the foregoing, no dealings by the Landlord shall restrict the Tenant's parking rights set out in Section 18.3 or affect the Tenant's quiet enjoyment or access to or use, of the Premises.

11.5  Subordination and Attornment:
      ----------------------------

The Tenant acknowledges that this Lease is, at the option of any mortgagee or chargee of the Development, subject and subordinate to any and all ground leases, mortgages or charges (including deeds of trust and mortgage securing bonds, all indentures supplemental thereto or any other instruments of financing, refinancing or collateral financing) which may now or hereafter affect the Development, or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any certificate or instrument in confirmation of such subordination and will, if requested, attorn to such mortgagee or chargee and the Tenant hereby constitutes the Landlord its agent and attorney for the purpose of executing any such certificate or instrument if it does not execute such certificate or instrument within ten days of a written request therefor from the Landlord.

The Landlord shall obtain a non-disturbance agreement, from any person to whom the Landlord requests the Tenant's subordinate its interest or attorn at the commencement of the Lease, and thereafter will use its best efforts to obtain such an agreement from any persons to whom the Landlord subsequently requests the Tenant to subordinate its interest or attorn. Any and all costs incurred by the Landlord in obtaining such non-disturbance agreements shall be at the sole expense of the Tenant.

ARTICLE 12              ESTOPPEL CERTIFICATES, REGISTRATION

12.1  Estoppel Certificates:
      ---------------------

Each of the Landlord and the Tenant agrees that it will at any time and from time to time upon not less than ten days' notice, execute and deliver to the other (and, if required, to any prospective purchaser or mortgagee of the Development) a certificate in writing as to the status at that time of this Lease, including as to whether this Lease is unmodified and in full force and effect (or, if modified, stating the modification and that the same is in full force and effect as modified), the amount of the Rent then being paid hereunder, the dates on which the same, by instalments or otherwise, and other charges hereunder, have been paid, whether or not there is any existing default on the part of the other of which it has notice, and any other matters pertaining to this Lease as to which the other shall request a statement.

If any such certificate requested by the Landlord is not returned to the Landlord within ten days after its request therefor, the Landlord shall have the right and is hereby appointed by the Tenant as its agent and attorney to prepare and execute such certificate.

12.2  Registration on Title:
      ---------------------

The Tenant shall not register this Lease in full on the title to the Development. If the Tenant wishes to register a notice of this Lease, the Tenant shall deliver the form of notice to the Landlord for its prior approval not to be unreasonably withheld.

The Tenant agrees that it will, at its sole expense, discharge and withdraw from title any such registration within 30 days after the expiration or sooner termination of this Lease. If such registration is not discharged and withdrawn during the aforesaid time, the Landlord shall have the right and is hereby appointed by the Tenant as its agent and attorney to prepare, execute and register such documentation as is required to discharge and withdraw any such registration.

ARTICLE 13              UNAVOIDABLE DELAYS

13.1  Unavoidable Delays:
      ------------------

Whenever and to the extent that either the Landlord or the Tenant is unable to fulfill, or is delayed or restricted in the fulfillment of, any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs, by reason of being unable after due diligence to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation, or by reason of any statute, law, by-law or order-in-council or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any legislative, administrative or judicial body, controller or board, or any governmental department or any governmental officer or other authority having jurisdiction, or by reason of its inability to procure any licence or permit required therefor, or by reason of not being able to obtain any permission or authority required therefor, or by reason of any strikes, lockouts, slow-downs or other combined action of workmen, or shortages of material, or any other cause beyond its control, other than any insolvency, lack of funds or other financial cause of delay, the Landlord or the Tenant, as the case may be, shall be relieved from the fulfillment of such obligation so long as such cause continues provided always that (except as may be expressly provided in this Lease) the Tenant shall not be entitled to any compensation for any inconvenience, or nuisance or discomfort thereby occasioned, or to cancel or terminate this Lease or to any abatement of Rent, save as otherwise provided in this Lease.

ARTICLE 14              LANDLORD'S ACCESS TO PREMISES

14.1  Inspection and Repair:
      ---------------------

The Landlord and its authorized agents and employees shall have the right, at any time and from time to time, upon prior written notice (except in the case of an emergency or for janitorial services) to enter the Premises for the purpose of inspection, providing janitor service, maintenance, making repairs, alterations or improvements to the Premises or the Development or to have access to utilities and services, and the Tenant shall provide free and unhampered access for such purpose and shall not be entitled to compensation for any temporary inconvenience, nuisance or discomfort caused thereby. The Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use, access and enjoyment of the Premises.

14.2  Right to Exhibit Premises:
      -------------------------

The Landlord and its authorized agents and employees shall have the right to exhibit the Premises to prospective tenants at all reasonable hours upon 24 hours prior written or verbal notice during the last 12 months of the Term. The Landlord and its authorized agents and employees shall also have the right to enter upon the Premises at all reasonable hours during the Term for the purpose of exhibiting the Development to any prospective purchaser or mortgagee thereof, on prior written or verbal notice, and after Business Hours whenever possible.

ARTICLE 15              DEFAULT

15.1  Events of Default:
      -----------------

Each of the following shall be an event of default of the Tenant:

      (a) whenever the Tenant defaults in the payment of any Rent and such default continues for five days after notice to the Tenant; or

      (b) whenever the Tenant defaults in the performance of any of its other obligations hereunder and such default can be remedied by the Tenant but is not remedied within a period next after notice and which period shall be:

      (i) if the default could reasonably be remedied within 30 days after notice and provided the Tenant has commenced to remedy such failure within 10 days after notice and proceeds thereafter diligently and continuously to remedy it, 30 days; and

      (ii) if the default could not reasonably be remedied within 30 days after notice and provided the Tenant has commenced to remedy such failure not later than ten days after notice and proceeds thereafter diligently and continuously to remedy it, that number of days after notice which would reasonably suffice for the remedying of such default if the Tenant had commenced to remedy such default within ten days after notice and proceeded thereafter diligently and continuously to remedy it; and

      (iii) in any case where the Tenant does not commence to remedy such default within ten days after notice, ten days; or

      (c) whenever the Tenant defaults in the performance of any of its other obligations hereunder and such default cannot be remedied by the Tenant; or

      (d) if the Tenant is adjudicated to be insolvent or makes an assignment for the benefit of creditors or in bankruptcy, or is declared bankrupt, or takes the benefit of any legislation that may be in force for bankrupt or insolvent debtors or if any proceedings are taken by or against the Tenant under any winding-up legislation, and such adjudication, assignment, declaration or proceedings are not set aside or revoked within 60 days after the making or taking of the same, or if the Tenant makes any sale of its assets under the Bulk Sales Act of Ontario, except to a successor in conjunction with a permitted assignment of this Lease; or

      (e) if the Premises or a substantial part thereof are abandoned or become vacant or not used or occupied while capable of use and occupancy, and remain so for a period of 15 days (which does not include temporary vacancy or non-use for a longer period when necessary to accommodate the carrying out of renovations in the Premises or a change in use of the Premises), or if the Premises are used by any other person or persons other than the Tenant or for any other purpose than that for which the same were let, in each case without the prior written consent of the Landlord, if required.

15.2  Remedies by Landlord:
      --------------------

Upon any event of default of the Tenant, in addition to any remedy which the Landlord may have by this Lease or at law or in equity, the Landlord may, at its option:

      (a) provide, by notice to the Tenant, that the current month's Rent and Rent for the next ensuing three months shall thereupon become immediately due and payable; and/or

      (b) terminate this Lease and re-enter and take possession of the Premises; and/or

      (c) enter the Premises as agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor, and without being deemed to have terminated this Lease, and relet the Premises or any part thereof as the agent of the Tenant, and receive the rent therefor to be applied on account of the Rent; and/or

      (d) exercise its right of distress and the Tenant hereby waives any present or future limitation on the Landlord's right of distress; and/or

      (e) terminate this Lease and re-enter and take possession of the Premises and provide, by notice to the Tenant, for an immediate payment by the Tenant of an amount equal to the Present Value, as of the date of an event of default by the Tenant, of Rent due under this Lease from such date to the last day of the Term of this Lease. If any part of such Rent cannot be absolutely determined as of such date, the Landlord shall estimate same on a reasonable basis. After receipt by the Landlord of such payment and after the Landlord relets the Premises, the Landlord shall remit to the Tenant, as and when rent is received therefor, an amount equal to (i) the lesser of (1) the amount received by the Landlord for any period and (2) the amount that would have been payable by the Tenant under this Lease for the same period, less (ii) 10% of such sum in (i) as an administration fee to the Landlord.

Notwithstanding the foregoing, the Basic Rent abatement in Section 18.8 shall apply to reduce Rent owing by the Tenant under this Section 15.2 unless the present value payment has been made by the Landlord pursuant to Section 18.8 and such section has been deleted in accordance with the provisions of Section 18.8.

15.3  Additional Self-help Remedy of Landlord:
      ---------------------------------------

In addition to all other remedies the Landlord may have by this Lease, at law or in equity, if the Tenant does not perform any of its obligations hereunder, the Landlord, may, at its option, perform any of such obligations, after 10 days' notice to the Tenant or in the event of an emergency without notice, and in such event the cost of performing any of such obligations plus an administrative charge of 15% of such cost shall be payable by the Tenant to the Landlord forthwith on demand together with interest at the Rate of Interest from the date of the performance of any of such obligations by the Landlord to the date of payment by the Tenant.

15.4  Legal Costs:
      -----------

The Tenant hereby agrees to pay to the Landlord, within 15 days after demand, all reasonable legal fees, on a solicitor and his own client basis, incurred by the Landlord for the enforcement of any rights of the Landlord under this Lease by reason of the Tenant's breach or in the enforcement of any of the provisions of this Lease by reason of the Tenant's breach or in the obtaining of possession of the Premises by reason of the Tenant's breach or for the collection of any monies from the Tenant or for any advice with respect to any other matter related to this Lease by reason of the Tenant's breach.

15.5  Remedies Cumulative:
      -------------------

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease, or by statute, or at law or in equity, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord at law or in equity.

15.6  Non-Waiver:
      ----------

Any condoning, excusing or overlooking by either the Landlord or the Tenant of any default by the other at any time or times in respect of any obligation of the other herein shall not operate as a waiver of the non-defaulting party's rights hereunder in respect of such default or so as to defeat or affect in any way the rights of the non-defaulting party in respect of any such continuing or subsequent default by the defaulting party. No waiver shall be implied by anything done or omitted by a party. Any waiver of a particular default shall not operate as a waiver of any subsequent or continuing default.

ARTICLE 16              ARBITRATION

16.1  Arbitration:
      -----------

Whenever in this Lease it is provided that any matter in dispute between the Landlord and the Tenant, if not settled or agreed between them, is to be determined by arbitration, then the following provisions shall apply:

      (a) Either party may commence arbitration proceedings by giving written notice to the other party of its desire to arbitrate (but no party shall give such a notice unless such party has first demonstrated its willingness to negotiate and act reasonably with a view to resolving the dispute by agreement between the parties).

      (b) Forthwith after the giving of such notice, the parties or their designated representatives shall meet in good faith for the purpose of agreeing, or attempting to agree, upon an arbitration procedure. If such agreement is arrived at, the matter in dispute shall be arbitrated and settled in accordance with the agreed procedure (and which agreed procedure shall be reduced to writing signed by each of the parties, and shall constitute a submission to arbitration within the meaning of the Arbitrations Act (Ontario)).

      (c) The parties recognize that, in many instances of disputes which might arise under this Lease, the dispute may involve, and depend for its resolution upon, technical matters or matters which involve expert knowledge and judgment, where it is in the interests of a prompt and equitable solution of the matter for the parties to agree upon an independent expert having the appropriate specialized knowledge as the sole arbitrator. In any such situation the parties shall negotiate in good faith and act reasonably with a view to reaching agreement upon an appropriate independent expert as a sole arbitrator. If such a sole arbitrator is agreed upon by the parties, the dispute shall be arbitrated and determined in accordance with the following procedure (and which shall constitute a submission to arbitration within the meaning of the Arbitrations Act (Ontario)):

      (i) such sole arbitrator shall proceed to determine the dispute, having regard to the provisions of this Lease and the terms of the submission to arbitration and any other agreements the parties may have had respecting the arbitration or the matter in dispute;

      (ii) the arbitration shall, subject to any express provision herein or in any submission to arbitration or other agreement of the parties affecting the same, be conducted in accordance with the provisions of the laws of Ontario applicable thereto and the provisions of the Arbitrations Act (Ontario) shall apply thereto;

      (iii) the costs of the arbitration shall be awarded in the discretion of the sole arbitrator; and

      (iv) if such sole arbitrator fails to hear and determine the matter in dispute and render a decision in writing to the parties within 30 days after the parties agree upon such sole arbitrator, either party may, by notice to the other, cancel the appointment of such sole arbitrator, in which case either party may initiate new arbitration proceedings pursuant to this section (subject to the agreement of the other party to the commencement of new arbitration proceedings) or proceed in the courts to have the dispute determined as if no agreement for a submission to arbitration existed between the parties.

      (d) If, within 5 days after the giving of the notice referred to in subsection (a) of this section an arbitration procedure shall not have been agreed upon between the parties, either party may, at any time thereafter, and prior to such a procedure being agreed, give written notice to the other requiring the dispute to be arbitrated and determined in accordance with the following procedure (and which shall constitute a submission to arbitration within the meaning of the Arbitrations Act (Ontario)):

      (i) the party giving the notice referred to above in this subsection shall, in such notice, give notice of the appointment and the name of the arbitrator chosen by the party giving such notice;

      (ii) the party receiving the notice given under paragraph (i) shall, within 10 days after the receipt thereof, give a written notice to the party giving the first notice of the appointment and the name of the arbitrator chosen by the party giving the notice under this paragraph (ii);

      (iii) the two arbitrators so chosen shall jointly appoint a third arbitrator and give written notice of the appointment and the name of such arbitrator to the parties;

      (iv) if a party required to appoint an arbitrator fails to do so and give notice thereof as required by paragraph (ii) within the period of 10 days provided thereby, or if each party has appointed an arbitrator and the two arbitrators so chosen fail to agree upon a 3rd arbitrator and give notice thereof as required by paragraph (ii) within 15 days after both have been appointed, then any party not in default may apply to a judge of the General Court of Ontario pursuant to the provisions of the Arbitrations Act (Ontario) for the appointment of an arbitrator on behalf of the party in default, or the appointment of the third arbitrator, as the case may be:

      (v) the 3 arbitrators appointed pursuant to the preceding provisions shall proceed to determine the dispute, having regard to the provisions of this Lease and the terms of the submission to arbitration and any other agreements the parties may have made respecting the arbitration or the matter in dispute and the decision of any 2 of them shall bind the parties;

      (vi) the arbitration shall, subject to any express provisions herein or in any submission to arbitration or other agreement of the parties affecting the same, be conducted in accordance with the provisions of the laws of Ontario applicable thereto and the provisions of the Arbitrations Act (Ontario) shall apply thereto;

      (vii) the costs of the arbitration shall be awarded in the discretion of the arbitrators; and

      (viii) if the arbitrators appointed under the preceding provisions shall fail to hear and determine the matter in dispute and render a decision in writing to the parties within 30 days after the appointment of the 3rd arbitrator, either party on notice to the other may cancel the appointments of all the arbitrators previously made, in which case either party may initiate new arbitration proceedings pursuant to this section (subject to the agreement of the other party to the commencement of new arbitration proceedings) or proceed in the courts to have the dispute determined as if no agreement for a submission to arbitration existed between the parties.

      (e) The provisions of this Lease and of this. section requiring the determination of certain disputes by arbitration shall not operate to prevent recourse to the courts by any party whenever enforcement of an award by the sole arbitrator or arbitrators, as the case may be, reasonably requires access to any remedy (such as mandamus, injunction, specific performance, declaration of right, order for possession, damages or judicial enforcement) which an arbitrator has no power to award or enforce. In all other respects an award by the sole arbitrator or arbitrators, as the case may be, shall be final and binding upon the parties.

      (f) Notwithstanding that arbitration proceedings may have been commenced or that a dispute is being negotiated, the Tenant shall continue to pay all Rent, including without limitation all amounts which are the subject of dispute, based upon the Landlord's reasonable estimate or re-estimate of same where such estimate or re-estimate is contemplated in the Lease (except where otherwise provided in this Lease) until the dispute is finally determined.

16.2  Matters Subject to Arbitration:
      ------------------------------

The Landlord and the Tenant agree that disputes concerning the following sections shall be submitted to arbitration:

      (a)   Sections 4.4 and 18.1

ARTICLE 17              GENERAL PROVISIONS

17.1  Entire Agreement:
      ----------------

This Lease and Sections 2, 4, 5 and 12 of the Offer to Lease contain all of the terms and conditions of the agreement between the Landlord and the Tenant relating to the matters herein provided and supersedes all previous agreements or representations of any kind, written or verbal, made by anyone in reference thereto.

There shall be no amendment hereto unless in writing and signed by the party to be bound.

17.2  Schedules:
      ---------

The Schedules to this Lease form a part of this Lease.

17.3  Planning Act:
      ------------

This Lease is subject to compliance, if necessary, with the Planning Act of Ontario.

17.4  Survival of Obligations:
      -----------------------

Any obligation of a party which is unfulfilled on the termination of this Lease shall survive until fulfilled.

17.5  Severability of Illegal Provision:
      ---------------------------------

If any provision of this Lease is or becomes illegal or unenforceable, it shall during such period that it is illegal or unenforceable be considered separate and severable from the remaining provisions of this Lease which shall remain in force and be binding as though the said provision had never been included.

17.6  Governing Law:
      -------------

This Lease shall be governed by the laws applicable in the Province of Ontario.

17.7  No Partnership:
      --------------

Nothing contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

17.8  Number, Gender, Joint and Several Liability:
      -------------------------------------------

The word "Tenant", the word "assignee" and the word "sublessee" and personal pronouns relating thereto and used in conjunction therewith shall be read and construed as "Tenant" or "Tenants", assignee or assignees and sublessee or sublessees respectively and "his", "her", "it", "its" and "their"' as the number and gender of the party or parties referred to in each case require and the number of the verb agreeing therewith shall be considered as agreeing with the said word or pronoun so substituted. If at any time there is more than one Tenant together or in succession, they shall be jointly and severally liable for all of the obligations of the Tenant hereunder.

17.9  Captions:
      --------

The captions for Articles and sections of this Lease are for convenience only and are not be considered a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

17.10 Time of Essence:
      ---------------

Time shall be of the essence of this Lease.

17.11 Landlord's Agent:
      ----------------

The Landlord may perform any of its obligations or exercise any of its rights hereunder through such agency as it may from time to time determine, acting reasonably, and the Tenant shall, as from time to time directed by the Landlord in writing, pay to any such agent any moneys payable hereunder to the Landlord and such payment shall constitute full satisfaction with respect to such amounts.

17.12 Successors and Assigns:
      ----------------------

Except as otherwise specifically provided, the covenants, terms and conditions contained in this Lease shall apply to and bind and enure to the benefit of the parties hereto and their respective successors and assigns.

17.13 Accounting Principles:
      ---------------------

All calculations referred to herein shall be made in accordance with generally accepted accounting principles and practices applicable to the real estate development industry and applied on a consistent basis.

17.14 Notices and Consents, etc.:
      --------------------------

Any notice or consent (including any invoice, statement or request or other communication) herein required or permitted to be given by either party to the other shall be in writing and shall be delivered or sent by registered mail (except during a postal disruption or threatened postal disruption) or telegram or other means of prepaid recorded communication to the applicable address set forth below:

      (a)   in the case of the Landlord, to:

            Suite 900
            20 Victoria Street
            Toronto, Ontario
            M5C 2N8

            Att:  President

      (b)   in the case of the Tenant, to the Premises.

Any notice delivered shall be deemed to have been validly and effectively given on the day of such delivery. Any notice sent by registered mail shall be deemed to have been validly and effectively given on the third Business Day following the date of mailing. Any notice sent by telegram or other means of prepaid recorded communication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it was sent.

Either party may from time to time by notice to the other change its address for service hereunder provided that such address shall be in the Municipality of Metropolitan Toronto.

17.15 Further Assurances:
      ------------------

Each party agrees to make such further assurances as may be reasonably required from time to time by the other to more fully implement the true intent of this Lease.

ARTICLE 18              EXTRA PROVISIONS

18.1  Right to Renew:
      --------------

The Tenant shall have the right to renew this Lease for one renewal term of 5 years (the "Renewal Term"), subject to the following terms and conditions:

      (a) the Tenant's right to renew shall be personal to the original Tenant and shall not extend to any assignee or subtenant so that the right to renew terminates upon any assignment of this Lease or upon any subletting of all or any part of the Premises unless consented to by the Landlord or otherwise permitted in accordance with subsection 11.1(f);

      (b) the Tenant shall not be entitled to any right of renewal if, at the time of the giving of the notice of exercise thereof, the Tenant is in default hereunder (which has not been cured within the requisite time period after notice) or if prior thereto the Tenant has been in monetary default hereunder on a consistent basis;

      (c) the right of renewal shall be exercisable by notice by the Tenant to the Landlord at least 9 months and not more than 12 months prior to the expiration of the Term;

      (d) the lease for the Renewal Term shall be on the same terms and conditions as are contained in this Lease, except that the Basic Rent during the Renewal Term will be as stipulated in subsection (e), and except that there shall be no further right to renew and except that no tenant inducements shall be payable;

      (e) the annual Basic Rent for each year during the Renewal Term shall be the then current fair market rent for the Premises as of the commencement date of the Renewal Term for unimproved premises of comparable size, use, age and structural condition in the vicinity of the Premises, taking into consideration the Basic Rent abatement set out in Section 18.2, except that the Landlord shall not be responsible for paying any inducements whatsoever to the Tenant and the Basic Rent shall not be adjusted to reflect this fact and shall be negotiated in good faith by the Landlord and the Tenant and, failing agreement 90 days prior to the expiry of the Term, shall be determined by arbitration in accordance with Article 16; and

      (f) if the Basic Rent during the Renewal Term has not been settled by the commencement of the Renewal Term, the Tenant shall pay, as Basic Rent, the Basic Rent payable during the last year of the Term and when a final determination has been made the parties shall promptly make the appropriate adjustments.

18.2  Indemnification of Landlord:
      ---------------------------

The Indemnifiers, in consideration of the Landlord entering into this Lease and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by the Indemnifiers, hereby represent and warrant to and covenant and agree with the Landlord that:

      (a) the total amount for which the Indemnifiers are responsible under this Indemnity shall be limited to a maximum of $700,000.00 for the first year of the Term; $560,000.00 for the second year of the Term; $420,000.00 for the third year of the Term; $280,000.00 for the fourth year of the term; and thereafter $175,000.00 for the balance of the Term and any Renewal Term;

      (b) all of the partners of Lindquist Avey MacDonald Baskerville & Company (the "Partnership") shall be Indemnifiers hereunder provided that, upon any partner leaving the Partnership, such partner shall be released from his or her obligations under this Indemnity so long as there are at least six partners bound by this Indemnity. This Indemnity is several, in that each indemnifier shall be entitled to limit the amount of his or her obligation to a pro rata share of the total amount set out in paragraph
      (a) above so long as the total indemnification satisfies the obligations specified in paragraph (a) above.

      (c) the Indemnifiers shall be bound, as principal obligor, to perform all of the obligations contained in this Lease (other than those required of the Landlord) to the same extent and with the same effect as if the Indemnifiers were named in this Lease as the sole Tenant and irrespective of:

            (i)   the unenforceability of this Lease as against the Tenant;

            (ii) the termination of any obligations of the Tenant under this Lease by operation of law or otherwise; or

            (iii) the bankruptcy, insolvency, dissolution or other liquidation of the Tenant including, without limitation, any surrender or disclaimer of this Lease by a trustee in bankruptcy of the Tenant;

      (d) the obligations of the Indemnifiers under this Lease are absolute and unconditional and shall be in no way released, discharged or reduced, and the rights of the Landlord under this Lease shall be in no way prejudiced or impaired, by any neglect, delay or forbearance of the Landlord in demanding, requiring or enforcing performance by the Tenant or any other obligated person of any of its obligations under this Lease, or by the Indemnifiers of any of its obligations under this Lease, or by granting any extensions of time for performance, or by waiving any performance (except as to the particular performance which has been waived), or by permitting or consenting to any assignment or by the bankruptcy, receivership, insolvency or any other creditor's proceedings of or against the Tenant, or by the winding up or dissolution of the Tenant, or any other event or occurrence which would have the effect at law of terminating the existence of obligations of the Tenant prior to the termination of this Lease or by any agreements or other dealings between the Landlord and the Tenant having the effect of amending or altering this Lease or the obligations of the Tenant hereunder or by any want of notice by the Landlord to the Indemnifiers of any default of the Tenant or by any other matter, thing, act or omission of the Landlord whatsoever;

      (e) the obligations of the Indemnifiers under this Lease extend not only to the Term and to any overholding by the Tenant thereafter but also to any renewal or extension of the Term which results from the exercise by the Tenant of any right contained in this Lease; and

      (f) the benefit of the Indemnifiers' obligations under this Lease may be assigned by the Landlord and will benefit and be enforceable by the successors and assigns of the Landlord.

18.3  Parking:
      -------

(a) Throughout the Term and any Renewal Term, the Tenant and its employees shall be entitled to park up to fourteen (14) automobiles on an unreserved basis in the Parking Garage, at an initial monthly rental rate for each space of Two Hundred and Twenty Five Dollars ($225.00). Such rate may be adjusted from time to time by the Landlord, provided that at least thirty (30) days written notice is given to the Tenant, and provided that parking rates shall be competitive with those of other parking facilities in the vicinity of the Development.

(b) The Tenant agrees to comply with the parking rules as may be established from time to time by the Landlord or the operator of the Parking Garage governing the use of the Parking Garage (the "Parking Rules"), acting reasonably, and of which the Tenant has notice.

(c) The Tenant agrees to indemnify the Landlord or the operator of the Parking Garage against all liability, claims, damages or expenses due to or arising out of any act or omission of the Tenant or those for whom it is at law responsible in or about the Parking Garage due to or arising out of any breach by the Tenant of the provisions of the Parking Rules.

(d) Neither the Landlord nor the operator of the Parking Garage shall be liable for any loss, injury or damage caused to persons using the Parking Garage or to automobiles or their contents or any other property thereon, however caused, save for loss, injury or damage due to or arising out of the act or omission of the Landlord, the operator of the Parking Garage or those for whom either of them are in law responsible.

18.4  Lease of Adjacent Space:
      -----------------------

The Tenant shall lease the space cross-hatched on Schedule "F" attached hereto (the "Adjacent Space") from the earlier of: (i) the first day of February, 1994; and (ii) the date on which the Tenant occupies the Adjacent Space other than for incidental uses (the "Adjacent Space Commencement Date") up to and including the expiry or earlier termination of the Term and any Renewal Term on the same terms and conditions as set out in this Lease.

The Landlord shall complete, at its expense, the Leasehold Improvements in the Adjacent Space in accordance with Schedule "D" of the Offer to Lease in so far as it relates to typical office space, provided such Leasehold Improvements shall not include items such as boardrooms and reception areas.

18.5  Right to Remaining Space:
      ------------------------

In the event that the remainder of the space on the 30th floor of the Building or any portion thereof (the "Remaining Space") at any time during the Term, is or is about to become vacant, or the Landlord is negotiating a lease of the Remaining Space with a third party, then, so long as the Tenant is not then in default under the provisions of this Lease (with respect to which default it has received the requisite notice and failed to cure such default) and has not consistently been in monetary default hereunder, the Landlord shall notify the Tenant, and the Tenant shall have 10 days within which to deliver to the Landlord a proposal to lease the Remaining Space on the same terms and conditions as contained in this Lease save and except for the financial terms which must be acceptable to the Landlord, acting reasonably, failing which the Landlord may continue to negotiate and enter into a lease of the Remaining Space with the third party upon such terms and conditions as the Landlord, in its sole discretion, deems acceptable. In the event the Tenant and Landlord reach an agreement on the Tenant's proposal, then the parties shall thereafter execute such documentation as may be reasonably required with respect to such Remaining Space to incorporate such Remaining Space into this Lease (subject to the amendments required by virtue of the terms of the Landlord's notice).

The Tenant's right to the Remaining Space shall be personal to the original Tenant or any assignee or subtenant pursuant to subsection 11.1(f) and shall not extend to any assignee or subtenant so that the right to lease the Remaining Space terminates upon any assignment of this Lease or upon any subletting of all or any part of the Premises.

18.6  Occupancy by Consultants:
      ------------------------

Notwithstanding anything herein contained to the contrary, the Tenant shall be entitled to permit a portion of the Premises to be occupied by consultants or persons whose work, on a temporary basis, is connected with the work of the Partnership (as defined in Section 18.2).

18.7  No Right of Relocation:
      ----------------------

The Landlord shall not be entitled to relocate the Premises during the Term or the Renewal Term.

18.8  Basic Rent Abatement:
      --------------------

Notwithstanding anything to the contrary in this lease, the Landlord shall provide to the Tenant a Basic Rent abatement as follows:

      (a) during the period from April 1, 1992 to March 31, 1997, an annual abatement of $10.00 per square foot of Gross Rentable Area in the Premises, effective monthly on the first day of each and every month during such period; and

      (b) during the period from April 1, 1997 to March 31, 2002, an annual abatement of $13.00 per square foot of Gross Rentable Area in the Premises, effective monthly on the first day of each and every month during such period.

The Tenant shall have the right to deduct the applicable monthly rent abatement provided for in this section from the monthly amount owing by the Tenant to the Landlord pursuant to Section 4.1 of this Lease, such that the Tenant remits to the Landlord the net amount owing by the Tenant to the Landlord. No rent abatement shall be permitted or applicable during any rent free periods set out in Section 4.11.

Notwithstanding the foregoing, the Landlord shall have the right, at any time, to deliver to the Tenant a payment equal to the present value, at the time of such payment, of the remaining abatements pursuant to this section, using a discount rate equal to the yield on the Government of Canada marketable bonds having a similar maturity date as stated in the most recent weekly publication of the Bank of Canada and effective upon such payment and the parties entering into a supplement to lease terminating this section and otherwise containing such terms as the Tenant may require to assure it that the termination of this section will not otherwise have adverse consequences to it, this section shall be null and void and deleted from this Lease.

IN WITNESS WHEREOF the Parties hereto have duly executed this Lease as of the date first above written.

                              LANDLORD

                                    TWIGG YONGE ADELAIDE LIMITED


                                    Per:                                   c/s
                                        -----------------------------------
                                    Name:
                                    Title:

                                    I have the authority to bind the
                                    Corporation.


                              TENANT

                                    -----------------------------


                                    Per:
                                        --------------------------------------
                                    Name:
                                    Title:

                                                                             c/s

                                    Per:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    We have the authority to bind the
                                    Corporation.


                              INDEMNIFIERS

                             )
                             )
Witness                      )      Robert Lindquist
                             )
                             )
Witness                      )      Tedd Avey
                             )
                             )
Witness                      )      Robert MacDonald
                             )
                             )
Witness                      )      Ted Baskerville
                             )
                             )
                             )
Witness                      )      Brian Crockattt
                             )
                             )
Witness                      )      Ross Hamilton
                             )
                             )
Witness                      )      Rod Stampler
                             )
                             )
Witness                      )      Tedd Avey
                             )
                             )
Witness                      )      Jim Szarka
                             )
                             )